                                                                     EXHIBIT 2.1


                               AGREEMENT OF MERGER

                                  BY AND AMONG

                        BINDVIEW DEVELOPMENT CORPORATION,

                         BRAVO ACQUISITION CORPORATION,

                               ENTEVO CORPORATION

                                     AND THE

                            REPRESENTING STOCKHOLDERS

                                IDENTIFIED HEREIN











                             DATED JANUARY 26, 2000

                                TABLE OF CONTENTS



ARTICLE 1. Definitions............................................................................................1

ARTICLE 2. The Merger.............................................................................................9

   2.1. The Merger................................................................................................9

   2.2. Effective Time...........................................................................................10

   2.3. Conversion of Shares and Options.........................................................................10

   2.4. Cancellation of Treasury Stock...........................................................................13

   2.5. Closing of Entevo's Transfer Books.......................................................................13

   2.6. Adjustment of the Exchange Ratios........................................................................13

   2.7. Stockholder Approval; Dissenting Shares..................................................................13

   2.8. Exchange Procedures; Distributions with Respect to Unexchanged Shares; Stock Transfer Books..............14

   2.9. Return of Exchange Fund..................................................................................16

   2.10. No Further Ownership Rights in Entevo Stock.............................................................17

ARTICLE 3. Closing...............................................................................................17

ARTICLE 4. Representations and Warranties of Entevo and the Representing Stockholders............................17

   4.1. Organization and Good Standing...........................................................................17

   4.2. Authority; No Conflict...................................................................................18

   4.3. Capitalization...........................................................................................20

   4.4. Financial Statements.....................................................................................20

   4.5. Books and Records........................................................................................21

   4.6. Title to Properties; No Encumbrances.....................................................................21

   4.7. Condition and Sufficiency of Assets......................................................................22

   4.8. Accounts Receivable......................................................................................22

   4.9. No Undisclosed Liabilities...............................................................................22

   4.10. Taxes...................................................................................................23

   4.11. No Material Adverse Change..............................................................................23

   4.12. Employee Benefits.......................................................................................24

   4.13. Compliance with Legal Requirements; Governmental Authorizations.........................................27

   4.14. Legal Proceedings; Orders...............................................................................28

   4.15. Absence of Certain Changes and Events...................................................................29

   4.16. Contracts; No Defaults..................................................................................30

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                                        i           BVEW/ENTEVO MERGER AGREEMENT
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
   4.17. Software................................................................................................31

   4.18. Insurance...............................................................................................34

   4.19. Employees...............................................................................................35

   4.20. Labor Relations; Compliance.............................................................................36

   4.21. Intellectual Property...................................................................................36

   4.22. Absence of Certain Payments and Transactions............................................................39

   4.23. Full Disclosure.........................................................................................39

   4.24. No Brokers or Finders...................................................................................39

   4.25. Year 2000 Compliance....................................................................................39

   4.26. Customers and Suppliers.................................................................................40

   4.27. Tax Matters.............................................................................................40

   4.28. Securities Law Matters..................................................................................40

   4.29. Relationships with Related Persons......................................................................40

ARTICLE 5. Representations and Warranties of BindView and BAC....................................................41

   5.1. Organization and Good Standing...........................................................................41

   5.2. Authority; No Conflict...................................................................................41

   5.3. Certain Proceedings......................................................................................42

   5.4. Brokers or Finders.......................................................................................42

   5.5. BindView Capitalization..................................................................................42

   5.6. BAC Capitalization.......................................................................................43

   5.7. BindView SEC Reports.....................................................................................43

   5.8. Litigation...............................................................................................43

   5.9. No Material Adverse Change...............................................................................44

   5.10. Tax Matters.............................................................................................44

   5.11. Pooling.................................................................................................44

ARTICLE 6. Covenants of Entevo and the representing stockholders.................................................44

   6.1. Operation of the Businesses of Entevo....................................................................44

   6.2. Negative Covenants.......................................................................................45

   6.3. Required Approvals.......................................................................................45

   6.4. Notification.............................................................................................45

   6.5. [Reserved]...............................................................................................46

   6.6. No Negotiation...........................................................................................46

   6.7. Best Efforts.............................................................................................46


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                                        ii          BVEW/ENTEVO MERGER AGREEMENT
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
   6.8. Transaction Expenses.....................................................................................46

ARTICLE 7. Covenants of BindView and BAC.........................................................................46

   7.1. Pooling Treatment........................................................................................46

   7.2. Required Approvals.......................................................................................46

   7.3. Notification.............................................................................................47

   7.4. Best Efforts.............................................................................................47

   7.5. Stock Exchange Listing...................................................................................47

   7.6. Entevo Options; Entevo Warrants..........................................................................47

   7.7. Nontaxable Reorganization................................................................................48

   7.8. Indemnification of Entevo Officers and Director; Insurance...............................................49

ARTICLE 8. Conditions Precedent to ENTEVO'S Obligation to Close..................................................49

   8.1. Accuracy of Representations..............................................................................49

   8.2. BindView's and the BAC's Performance.....................................................................49

   8.3. Consents.................................................................................................49

   8.4. No Proceedings...........................................................................................49

   8.5. Closing Certificate......................................................................................50

   8.6. Indemnity Escrow Agreement...............................................................................50

   8.7. Registration Rights Agreement............................................................................50

   8.8. Opinion of counsel.......................................................................................50

   8.9. Tax Opinion..............................................................................................50

   8.10. No Material Adverse Change..............................................................................50

ARTICLE 9. Conditions Precedent to BindView's and BAC's Obligation to Close......................................50

   9.1. Accuracy of Representations..............................................................................51

   9.2. Entevo's and the Representing Stockholders' Performance..................................................51

   9.3. Consents.................................................................................................51

   9.4. No Proceedings...........................................................................................51

   9.5. No Claim Regarding Stock Ownership or Sale Proceeds......................................................51

   9.6. No Material Adverse Change...............................................................................52

   9.7. Closing Certificate......................................................................................52

   9.8. Pooling Matters..........................................................................................52

   9.9. Indemnity Escrow Agreement...............................................................................52

   9.10. [Reserved]..............................................................................................52

   9.11. Opinions of counsel.....................................................................................52


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                                      iii           BVEW/ENTEVO MERGER AGREEMENT

   9.12. Tax Opinion.............................................................................................52

   9.13. Noncompete Agreements...................................................................................52

ARTICLE 10. Termination..........................................................................................53

   10.1. Termination Events......................................................................................53

   10.2. Effect of Termination...................................................................................53

ARTICLE 11. Indemnification; Remedies............................................................................54

   11.1. Survival; Right to Indemnification Not Affected by Knowledge............................................54

   11.2. Indemnification and Payment of Damages by the Stockholders..............................................54

   11.3. Indemnification and Payment of Damages by BindView and BAC..............................................55

   11.4. Time Limitations........................................................................................55

   11.5. Limitations on Amount - the Stockholders................................................................56

   11.6. Limitations on Amount - BindView and BAC................................................................56

   11.7. Indemnity Escrow........................................................................................57

   11.8. Procedure for Indemnification - Third Party Claims......................................................57

   11.9. Procedure for Indemnification - Other Claims............................................................58

   11.10. Special Procedure with Respect to Certain Claims.......................................................58

ARTICLE 12. General Provisions...................................................................................58

   12.1. Expenses................................................................................................58

   12.2. Public Announcements....................................................................................58

   12.3. Confidentiality.........................................................................................59

   12.4. Notices.................................................................................................59

   12.5. Resolution of Disputes..................................................................................61

   12.6. Further Assurances......................................................................................61

   12.7. Waiver..................................................................................................61

   12.8. Entire Agreement and Modification.......................................................................62

   12.9. Schedules...............................................................................................62

   12.10. Assignments, Successors and No Third-party Rights......................................................62

   12.11. Severability...........................................................................................62

   12.12. Section Headings, Construction.........................................................................62

   12.13. Time of Essence........................................................................................63

   12.14. Governing Law..........................................................................................63

   12.15. Counterparts...........................................................................................63


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                                       iv           BVEW/ENTEVO MERGER AGREEMENT

                               AGREEMENT OF MERGER

This Agreement of Merger (this "Agreement"), is made and entered into this 26th day of January, 2000, by and among BINDVIEW DEVELOPMENT CORPORATION, a Texas corporation ("BindView"), BRAVO ACQUISITION CORPORATION, a Delaware corporation ("BAC"), ENTEVO CORPORATION , a Delaware corporation ("Entevo"), and Amir Hudda and Prashanth Viswanath (the "Representing Stockholders").

                              W I T N E S S E T H:

WHEREAS, BindView desires to acquire all of the capital stock, including all securities convertible therefor, of Entevo in the manner provided in this Agreement;

WHEREAS, BindView and Entevo believe that the Merger of BAC with and into Entevo, in the manner provided by and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is desirable and in the best interests of their respective corporations and stockholders;

WHEREAS, the Board of Directors of BindView and BAC and the shareholders of BAC and Entevo have each approved the Contemplated Transactions, pursuant to the terms and subject to the conditions of this Agreement, whereby BAC will be merged with and into Entevo and the Stockholders will exchange their shares of Entevo Stock for a certain number of shares of BindView Stock; and

WHEREAS, BindView, BAC, Entevo and the Representing Stockholders desire to make certain representations, warranties and agreements in connection with the Contemplated Transactions;

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions, covenants and promises herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                             ARTICLE 1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

"ACCOUNTS RECEIVABLE" has the meaning given to that term in Section 4.8.

"APPLICABLE CONTRACT" means any Contract (i) under which Entevo or its Subsidiaries has or may acquire any rights, (ii) under which Entevo or its Subsidiaries has or may become subject to any obligation or liability or (iii) by which Entevo or its Subsidiaries or any of the Assets owned or used by any of them is or may become bound.

"ASSETS" means all assets and property, whether real, personal or mixed, tangible or intangible.

"BAC STOCK" means the common stock of BAC.

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                                        1           BVEW/ENTEVO MERGER AGREEMENT

"BALANCE SHEETS" has the meaning given to that term in Section 4.4.

"BASKET" has the meaning set forth in Section 11.5.1.

"BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as practicable.

"BINDVIEW CLOSING DOCUMENTS" has the meaning given to that term in Section
         5.2.1.

"BINDVIEW SEC REPORTS" has the meaning given to that term in Section 5.7.

"BINDVIEW STOCK" means the common stock of BindView, no par value per share.

"BREACH" means a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement. A Breach will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision.

"CLOSING" means the closing of the Merger.

"CLOSING DATE" means the date and time as of which the Closing actually takes place.

"COMPUTER PROGRAMS" has the meaning given to that term in Section 4.17.1.

"CONSENT" means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

"CONSIDERATION" has the meaning given to that term in Section 2.3.1.

"CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including:

                  (i) the Merger;

                  (ii) the exchange by the Stockholders of their shares of Entevo Stock for shares of BindView Stock;

                  (iii) the conversion of all outstanding options to purchase Entevo Stock into options to purchase BindView Stock;

                  (iv) the execution and delivery of the Indemnity Escrow Agreement and the Registration Rights Agreement; and

                  (v) the performance by BindView, BAC, Entevo and the Representing Stockholders of their respective covenants and obligations under this Agreement.

"CONTRACT" means any agreement, contract, obligation, promise or undertaking
         (whether written or oral and whether express or implied) that is legally binding.


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                                        2           BVEW/ENTEVO MERGER AGREEMENT

"COPYRIGHTS" has the meaning given to that term in Section 4.21.1.

"DAMAGES" has the same meaning as defined in Section 11.2.

"DEFINED BENEFIT PENSION PLAN" has the meaning given in ERISA Section 3(35).

"DISTRIBUTOR AGREEMENTS" has the meaning given to that term in Section 4.16.1.

"EFFECTIVE TIME" means the date and time when the Merger shall have become effective.

"EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

"EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(1).

"ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"ENTEVO CLOSING DOCUMENTS" has the meaning given to that term in Section 4.2.1.

"ENTEVO COMMON STOCK" means the common stock of Entevo.

"ENTEVO INTELLECTUAL PROPERTY ASSETS" has the meaning given to that term in
         Section 4.21.1.

"ENTEVO OPTIONS" means any and all options, warrants or similar rights to acquire Entevo Stock, including by means of conversion (other than by conversion of the Entevo Preferred Stock).

"ENTEVO OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted or followed by Entevo or an ERISA Affiliate.

"ENTEVO-OWNED SOFTWARE" has the meaning given to that term in Section 4.17.1.

"ENTEVO PLANS" means all Plans (i) of which Entevo or an ERISA Affiliate is or was a Plan Sponsor at any time within the six-year period preceding the date of this Agreement, (ii) to which Entevo or an ERISA Affiliate otherwise contributes or has contributed at any time within the six-year period preceding the date of this Agreement or (iii) in which Entevo or an ERISA Affiliate otherwise participates or has participated at any time within the six-year period preceding the date of this Agreement. All references to Plans are to Entevo Plans unless the context requires otherwise.

"ENTEVO PREFERRED STOCK" means the preferred stock (all classes) of Entevo.

"ENTEVO STOCK" means the Entevo Common Stock and the Entevo Preferred Stock.

"ENTEVO VEBA" means a VEBA whose members include employees of Entevo or any ERISA Affiliate.



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                                        3           BVEW/ENTEVO MERGER AGREEMENT

"ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to such Act or any successor law.

"ERISA AFFILIATE" means, with respect to Entevo, any other Person that, together with Entevo, would be, or at anytime within the last six years was treated as a single employer under IRC Section 414 or ERISA Section 4001.

"ESTIMATED TRANSACTION EXPENSES" has the meaning set forth in Section 6.8.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, or any successor law, and regulations and rules issued pursuant to such act or any successor law.

"FACILITIES" means any real property currently owned or leased by Entevo and any buildings, structures or equipment, currently owned or leased by Entevo.

"FINANCIAL STATEMENTS" has the meaning set forth in Section 4.4.

"FOUR-DIGIT DATES" has the meaning given to that term in Section 4.17.4.

"GAAP" means generally accepted accounting principles consistently applied within the United States.

"GCLD" means the General Corporation Law of the State of Delaware, or any successor law.

"GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY" means any:

                  (i) nation, state, county, city, town, municipality or other jurisdiction of any nature;

                  (ii) federal, state, local, municipal, foreign or other government;

                  (iii) governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal);

                  (iv) multi-national organization or body; or

                  (v) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

"INDEMNIFIED PERSONS" has the same meaning as defined in Section 11.2.

"INDEMNITY ESCROW AGENT" means ChaseMellon Shareholder Services LLC or any successor appointed pursuant to and in accordance with the Indemnity Escrow Agreement.

"INDEMNITY ESCROW AGREEMENT" means that certain agreement in the form of Exhibit
         B dated as of the Closing Date, by and among BindView, the Representing Stockholders and the Indemnity Escrow Agent.



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                                        4           BVEW/ENTEVO MERGER AGREEMENT

"IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"KNOWLEDGE" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (i) such individual is actually aware of such fact or other matter; or

                  (ii) a prudent individual, holding the same position as the individual deemed to have knowledge, could be expected to discover such fact or other matter in the course of reasonable performance of the duties of that position.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter. For purposes of this definition, the "officers" of BindView and BAC are Richard Gardner and Scott R. Plantowsky, the "officers" of Entevo are the Representing Stockholders.

"LATEST BALANCE SHEET" has the meaning given to that term in Section 4.4.

"LEGAL REQUIREMENT" means any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

"MARKS" has the meaning given to that term in Section 4.21.1.

"MATERIAL ADVERSE EFFECT" means any change in or effect on the referenced entity that is or is reasonably expected to be materially adverse to any of the financial condition, results of operations, businesses, assets or liabilities of such entity, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination with any other change or effect, to constitute a Material Adverse Effect: (a) conditions affecting the enterprise computer software industry as a whole, (b) conditions affecting the United States economy or the world economy as a whole or (c) with respect to Entevo, any action or event permitted in Article VI hereof, or the results of any action taken or not taken after the date hereof and on or before the Closing Date after consultation with and with the prior approval of BindView.

"MATERIAL CONTRACTS" has the meaning given to that term in Section 4.16.

"MERGER" has the meaning as defined in Section 2.1.1.

"MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

"NASDAQ" means the Nasdaq National Market.



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                                        5           BVEW/ENTEVO MERGER AGREEMENT

"OFF-THE-SHELF SOFTWARE" has the meaning given to that term in Section 4.17.1.

"ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body or by any arbitrator.

"ORDINARY COURSE OF BUSINESS" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

                  (iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"ORGANIZATIONAL DOCUMENTS" means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership,
         (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the certificate of formation and the operating or members' agreement (or their substantial equivalents) of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

"OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements or customary practices to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees or agents, other than obligations, arrangements and practices that are Plans. Other Benefit Obligations include cafeteria plans within the meaning of IRC Section 125, stock option plans, restricted stock plans, consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies and fringe benefits within the meaning of IRC Section 132.

"PATENTS" has the meaning given to that term in Section 4.21.1.

"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

"PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

"PENSION PLAN" has the meaning given in ERISA Section 3(2)(A).

"PLAN" has the meaning given in ERISA Section 3(3).



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                                        6           BVEW/ENTEVO MERGER AGREEMENT

"PLAN SPONSOR" has the meaning given in ERISA Section 3(16)(B).

"PROCEEDING" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

"RELATED PERSON" with respect to a particular individual means:

                  (i) each other member of such individual's Family (as defined below);

                  (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and

                  (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

With respect to a specified Person other than an individual means:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person which is a limited partnership with respect to which such specified Person serves as a general partner (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
         (vi) or (vii).

         For purposes of this definition, (A) the "FAMILY" of an individual includes (1) the individual, (2) the individual's spouse and any former spouses, (3) any other natural person who is related to the individual or the individual's spouse within the second degree and (4) any other natural person who resides with such individual, and (B) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.



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                                        7           BVEW/ENTEVO MERGER AGREEMENT

"REPRESENTATIVE" with respect to a particular Person, means any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

"SEC" shall mean the Securities and Exchange Commission.

"SECURITIES ACT" means the Securities Act of 1933, or any successor law, and regulations and rules issued pursuant to such act or any successor law.

"SECURITIES LAWS" mean, collectively, the Securities Act and the Exchange Act.

"SECURITYHOLDERS" means those Persons listed on Exhibit A hereto, which compose all holders of Entevo Stock and Entevo Options.

"STOCKHOLDERS' REPRESENTATIVE" means the Person appointed as such by the Stockholders on or prior to the date hereof and identified as such in
         Section 12.4, and who is not a competitor of BindView, the Surviving Corporation or any Related Person thereof, or an employee of any such competitor.

"STOCKHOLDERS" means the holders of all of the Entevo Stock.

"SUBSIDIARY" with respect to any Person (the "OWNER"), means any corporation or other Person of which securities or other interests having the power to elect a majority of Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

"SURVIVING CORPORATION" has the meaning as defined in Section 2.1.1.

"TAX" and "TAXES" mean any and all federal, state, local and foreign income, profits, secondary, capital duties, franchise, sales, value added, use, employment, payroll, transfer, occupation, real property, personal property, severance, production, excise, gross receipts, license, stamp, premium, customs, duties, capital stock, windfall profit, environmental, withholding, social security (or similar), unemployment, disability, registration, alternative or add-on minimum, estimated or other taxes, assessments or duties of any kind whatsoever imposed by any Governmental Body, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.

"TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"THIRD-PARTY LICENSED SOFTWARE" has the meaning given to that term in Section
         4.17.1.



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                                        8           BVEW/ENTEVO MERGER AGREEMENT

"THREATENED" means a claim, Proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

"TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA,
         29 U.S.C. Section 1301 et seq., other than Multiemployer Plans.

"TRADE SECRETS" has the meaning given to that term in Section 4.21.1.

"TRANSACTION EXPENSES" mean fees and expenses paid or incurred by Entevo in connection with the negotiation, preparation, execution and performance of this Agreement and the Contemplated Transactions to agents, representatives, investment advisors, counsel and accountants or in connection with any related opinion (specifically excluding normal compensation and normal expenses of employees of Entevo in the Ordinary Course of Business). Transaction Expenses includes any employee bonuses not disclosed in the Schedules as of the date hereof or the salary component of severance payments relating to the Contemplated Transactions or resulting from a "change in control" of Entevo.

"VEBA" means a voluntary employees' beneficiary association under IRC Section
         501(c)(9).

"WELFARE PLAN" has the meaning given in ERISA Section 3(1).

                             ARTICLE 2. THE MERGER

2.1. THE MERGER.

2.1.1. Upon the terms and subject to the conditions of this Agreement, BAC shall be merged with and into Entevo in accordance with the GCLD (the "Merger"). Entevo shall be the surviving corporation in the Merger (the "Surviving Corporation"). The Surviving Corporation shall have the name "Entevo Corporation", continue its corporate existence under and be organized under and be governed by the GCLD and possess all the rights and Assets of Entevo and BAC and be subject to all of the liabilities and obligations of both of them in accordance with the provisions of the GCLD.

2.1.2. The Certificate of Incorporation and the Bylaws of BAC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation until thereafter amended.

2.1.3. The authorized and issued capital stock of the Surviving Corporation shall consist of 1,000 shares of common stock, par value $.01 per share.

2.1.4. The directors and officers of BAC immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Bylaws of the Surviving Corporation or as otherwise provided by law.



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                                        9           BVEW/ENTEVO MERGER AGREEMENT

2.1.5. The Merger shall have the effects set forth in the GCLD. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of Entevo and BAC, the Surviving Corporation and its proper officers and directors, in the name and on behalf of Entevo and BAC, shall be empowered and authorized to execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Entevo or otherwise to take any and all such action.

2.2. EFFECTIVE TIME.

The Merger shall be effective when a properly executed copy of a Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware in accordance with the provisions of the GCLD, which filing shall be made as soon as practicable on or after the Closing.

2.3. CONVERSION OF SHARES AND OPTIONS.

Subject to the provisions of Sections 2.6 and 2.3.3, each share of Entevo Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into a fraction of a share of BindView Stock, determined as follows:

                  (a) At the Effective Time, a number of shares equal to the "Aggregate Share Consideration" shall be determined by dividing $125 million by the "Base Price", as defined below, provided that if the Aggregate Consideration, as so determined, multiplied by the "Closing Price", as defined below (the "Offer Value") is:

                           (i) less than $85 million, the Aggregate Share Consideration shall instead be equal to $100 million divided by 0.68 times the Base Price;

                           (ii) from $85 million to (but not including) $100 million, the Aggregate Share Consideration shall instead be equal to $100 million divided by the Closing Price;

                           (iii) from $100 million to (and including) $150 million the Aggregate Share Consideration shall not be adjusted pursuant to this subparagraph (a);

                           (iv) from $150 million to (but not including) $172.5 million, the Aggregate Share Consideration shall instead be equal to $150 million divided by the Closing Price; and

                           (v) equal to or greater than $172.5 million, the Aggregate Share Consideration shall instead be equal to $150 million divided by 1.38 times the Base Price.



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                                       10           BVEW/ENTEVO MERGER AGREEMENT

         For purposes of this subparagraph (a), Base Price equals $56.62 and Closing Price equals the average closing sale price of a share of BindView Stock on the NASDAQ National Market for the ten trading days ending two complete trading days prior to the Effective Time.

         Notwithstanding any other provision herein, BindView will not be required to issue more shares of BindView Stock at the Effective Time than the Aggregate Share Consideration.

                  (b) The Aggregate Share Consideration shall be subject to further downward adjustment to reflect the number of shares of Entevo Stock outstanding at the Effective Time as follows:

                           (i) If any shares of Entevo Preferred Stock are outstanding at the Effective Time:

                                    (A)      at the Effective Time, the
                                             Aggregate Share Consideration as
                                             determined above shall be
                                             multiplied by a dollar value equal
                                             to the assumed value of a share of
                                             BindView Stock ("Assumed Value") as
                                             determined pursuant to Article VI,
                                             Section 2(d) of the First Amended
                                             and Restated Certificate of
                                             Incorporation of Entevo (the
                                             "Entevo Certificate") (such total
                                             amount being referred to herein as
                                             the "Aggregate Value");

                                    (B)      the Aggregate Value shall be
                                             allocated (solely for purposes of
                                             calculation) among (x) the
                                             outstanding shares of Entevo Stock
                                             and (y) the outstanding Entevo
                                             Options (assuming for this purpose
                                             that all Entevo Options are treated
                                             as outstanding Entevo Stock,
                                             determined using the treasury stock
                                             method) in accordance with Article
                                             VI, Section 2 of the Entevo
                                             Certificate; and

                                    (C)      after allocating among the
                                             outstanding shares of Entevo Stock
                                             and Entevo Options as provided
                                             above, the portion of the Aggregate
                                             Value attributable to outstanding
                                             Entevo Stock shall be divided by
                                             the Assumed Value, and the
                                             resulting amount of shares of
                                             BindView Stock shall be the
                                             "Adjusted Aggregate Share
                                             Consideration."

                                                     OR

                           (ii) If no shares of Entevo Preferred Stock are outstanding at the Effective Time:

                                    (A)      to the total number of shares of
                                             Entevo Stock (on a common
                                             stock-equivalent, as converted,
                                             basis) outstanding at the Effective
                                             Time shall be added the number of
                                             shares issuable under outstanding
                                             Entevo Options (calculated using
                                             the treasury stock method) ("Entevo
                                             Option Equivalents") and such
                                             adjusted total is referred to
                                             herein as the "Adjusted Outstanding
                                             Entevo Shares"; and

                                    (B)      the Aggregate Share Consideration
                                             shall be proportionately reduced by
                                             multiplying the Aggregate Share
                                             Consideration by



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                                       11           BVEW/ENTEVO MERGER AGREEMENT
                                             a fraction, the numerator of
                                             which is the Aggregate Outstanding
                                             Entevo Shares minus the Entevo
                                             Option Equivalents and the
                                             denominator of which is the
                                             Adjusted Outstanding Entevo Shares,
                                             and the product of such calculation
                                             shall be the "Adjusted Aggregate
                                             Share Consideration."

                  (c) The Adjusted Aggregate Share Consideration shall be divided among the classes of outstanding Entevo Stock at the Effective Time as follows:

                           (i) if any shares of Entevo Preferred Stock are outstanding at the Effective Time, each holder of a share of Entevo Stock shall receive a fraction of a share of BindView Stock determined in accordance with Article VI, Section 2 of the Entevo Certificate, treating the Merger as a "Liquidation" for purposes thereof; and

                           (ii) if no shares of Entevo Preferred Stock are outstanding at the Effective Time, each holder of a share of Entevo Common Stock shall receive a fraction of a share of BindView Stock equal to the Adjusted Aggregate Share Consideration divided by the total number of shares of Entevo Common Stock outstanding at the Effective Time;

         The fraction of a share of BindView Stock that is received by each holder of Entevo Common Stock in accordance with the above description is referred to herein as the "Common Stock Exchange Ratio."

2.3.1. Before the Effective Time, and for the purposes of collateralizing potential indemnification claims, the Stockholders' Representative (on behalf of the holders of Entevo Stock), BindView and the Indemnity Escrow Agent shall execute and deliver the Indemnity Escrow Agreement, and BindView shall deposit into an escrow account, pursuant to and subject to the Indemnity Escrow Agreement, the number of shares represented in Exhibit A of the shares of BindView Stock to be delivered to each Stockholder pursuant to the Merger.

2.3.2. No fractional shares of BindView Stock shall be issued to any Stockholder in the Merger. To the extent the application of the exchange calculation set forth in Exhibit A to the shares of Entevo Stock held by a Stockholder would result in a fractional number of shares of BindView Stock being issued to the Stockholder, the number of shares of BindView Stock issuable to the Stockholder with respect to all such shares in the Merger shall be rounded up to the next whole number of shares of BindView Stock.

2.3.3. Each share of BAC Stock outstanding immediately prior to the Effective Time shall be converted into one share of stock in the Surviving Corporation.

2.3.4. As of and after the Effective Time, no holder of any certificate or option grant that, immediately prior to the Effective Time, represented shares of Entevo Stock or Entevo Options shall have any rights as a holder of Entevo Stock or Entevo Options, other than



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                                       12           BVEW/ENTEVO MERGER AGREEMENT
         to receive the Consideration payable with respect to such shares or options under Section 2.3.1.

2.4. CANCELLATION OF TREASURY STOCK.

At the Effective Time, all shares of Entevo Stock that are owned directly or indirectly by Entevo shall be canceled without any consideration being payable therefor.

2.5. CLOSING OF ENTEVO'S TRANSFER BOOKS.

At Closing, the share transfer books of Entevo shall be closed and no transfers of shares of Entevo Stock shall be made thereafter.

2.6. ADJUSTMENT OF THE EXCHANGE RATIOS.

In the event that, prior to the Effective Time, any stock split, combination, reclassification or stock dividend with respect to the BindView Stock, any change or conversion of BindView Stock into other securities or any other dividend or distribution with respect to the BindView Stock (other than regular quarterly dividends) should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratio, and thereafter all references to the Exchange Ratio shall be deemed to be to such Exchange Ratio as so adjusted.

2.7. STOCKHOLDER APPROVAL; DISSENTING SHARES.

         (a) The Stockholders holding shares of Entevo Stock constituting the required voting power to approve the Merger and take the other actions contemplated hereby, by execution of a written consent in lieu of a meeting pursuant to Section 228 of the GCLD, have on or prior to the date hereof (i) approved this Agreement, the Merger, the Indemnity Escrow Agreement, the Registration Rights Agreement and all other transactions contemplated hereby and appointed A.G.W. Biddle III as Stockholder Representative, (ii) acknowledged that the approval given thereby is irrevocable and that such Stockholder is aware of its rights to dissent pursuant to
                  Section 262 of the GCLD, a copy of which was attached thereto, and that such Stockholder has received and read a copy of
                  Section 262 of the GCLD, and (iii) acknowledged that by its approval of the Merger it is not entitled to any right to dissent from the Merger and thereby waives any rights to receive payment of the fair value of its Entevo Stock under the GCLD.

         (b) Entevo shall, within five days following the date of this Agreement, give prompt notice of the taking of the actions described in Section 2.7(a) to all Stockholders not executing the written consent described therein, together (i) with a description of the appraisal rights of Stockholders available under Section 262 of the GCLD, (ii) such information concerning BindView, the Merger, this Agreement, the Indemnity Escrow Agreement, the Registration Rights Agreement and all other transactions contemplated hereby as BindView shall have previously approved and (iii) a copy of a Private Placement Memorandum in the form of Exhibit G hereto.



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                                       13           BVEW/ENTEVO MERGER AGREEMENT

         (c) Notwithstanding any provision of this Agreement to the contrary, shares of Entevo Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders ("Dissenting Stockholders") who shall not have consented to the Merger in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the GCLD (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the consideration set forth in Section 2.3. Such stockholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the shares of BindView Stock specified in Section 2.3, without any interest thereon, upon surrender, in the manner provided in Section 2.8, of the certificate or certificates that formerly evidenced by such Dissenting Shares less the number of shares of BindView Stock allocable to such stockholder that have been deposited in the Escrow Fund in respect of Entevo Stock pursuant to Sections 2.8(b) and 11.5.

         (d) Entevo shall give BindView (i) prompt notice of any demands for appraisal received by Entevo, withdrawals of such demands, and any other instruments served pursuant to the GCLD and received by Entevo and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the GCLD. Entevo shall not, except with the prior written consent of BindView, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

2.8. EXCHANGE PROCEDURES; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; STOCK TRANSFER BOOKS.

         (a) As of the Effective Time, BindView shall deposit with the ChaseMellon Shareholder Services LLC, as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of Entevo Stock, certificates representing shares of the BindView Stock to be issued pursuant to Section 2.5 in exchange for the shares of Entevo Stock less the number of shares of BindView Stock to be deposited in the Escrow Fund pursuant to Section
                  11.5. (Such shares of BindView Stock, together with any dividends or distributions with respect thereto pursuant to Sections 2.8(c) and 2.9, are referred to herein as the "Exchange Fund").

         (b) As soon as practicable after the Effective Time, BindView shall use its reasonable efforts to cause the Exchange Agent to send to each Person who was, at the Effective Time, a holder of record of certificates which represented outstanding Entevo Stock (the "Certificates") which shares were converted into the right to receive BindView Stock pursuant to Section 2.5, a letter of transmittal which (i) shall specify that delivery shall be effected and risk of loss and title to such



--------------------------------------------------------------------------------
                                       14           BVEW/ENTEVO MERGER AGREEMENT

                  Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of Certificates for cancellation, together with such letter of transmittal duly executed, such holder shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of BindView Stock into which the Entevo Stock represented by the surrendered Certificate shall have been converted at the Effective Time less such holder's pro rata portion of the number of shares of BindView Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 11.5 and (B) certain dividends and distributions in accordance with
                  Section 2.8(c), and the Certificates so surrendered shall then be canceled. Subject to Section 2.8(c) and Section 2.9, until surrendered as contemplated by this Section 2.8(b), each Certificate, from and after the Effective Time, shall be deemed to represent only the right to receive, upon such surrender, the number of shares of BindView Stock into which such Entevo Stock shall have been converted. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 11.5, BindView shall cause to be distributed to the Escrow Agent certificates representing 9.9% of the aggregate number of shares of BindView Stock issued in the Merger (less any shares of BindView Stock issued in respect of Entevo Stock that is subject to contractual forfeiture or vesting provisions between the Stockholder and Entevo that will survive the Closing) which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates canceled pursuant to this Section 2.8. Such shares shall be beneficially owned by such holders, shall be held in escrow and shall be available to settle certain contingencies as provided in Section 11.2. To the extent not used for such purpose, such shares shall be released, as provided in the Indemnity Escrow Agreement.

         (c) No dividends or other distribution declared or made after the Effective Time with respect to the BindView Stock with a record date after the Effective Time shall be paid to any holder entitled by reason of the Merger to receive certificates representing BindView Stock until such holder shall have surrendered its Certificates pursuant to this
                  Section 2.8. Subject to applicable law, following surrender of any such Certificate, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the shares of BindView Stock represented by the certificate received by such holder and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of BindView Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or after such surrender.

         (d) If any certificate representing shares of BindView Stock or any cash is to be issued or paid to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper



--------------------------------------------------------------------------------
                                       15           BVEW/ENTEVO MERGER AGREEMENT
                  form for transfer and such Person either (i) shall pay to the Exchange Agent any transfer or other taxes required as a result of the issuance of such certificates of BindView Stock and the distribution of such cash payment to such Person or
                  (ii) shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. BindView or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Entevo Stock such amounts as BindView or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the IRC, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by BindView or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Entevo Stock in respect of which such deduction and withholding was made by BindView or the Exchange Agent. All amounts in respect of taxes received or withheld by BindView shall be disposed of by BindView in accordance with the IRC or such state, local or foreign tax law, as applicable.

         (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other conditions as the Board of Directors of the Surviving Corporation may impose, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Certificate the shares of BindView Stock as determined under Section 2.5 and pay any cash, dividends and distributions as determined in accordance with Section 2.8(c) in respect of such Certificate. When authorizing such issue of shares of BindView Stock (and payment of any such cash, dividends and distribution) in exchange for such Certificate, the Board of Directors of the Surviving Corporation (or any authorized officer thereof) may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

         (f) At the close of business on the day on which the Effective Time occurs, the stock transfer books of Entevo shall be closed and thereafter there shall be no further registration of transfers of shares of Entevo Stock on the records of Entevo. From and after the Effective Time, the holders of shares of Entevo Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

2.9. RETURN OF EXCHANGE FUND.

Any portion of the Exchange Fund which remains undistributed to the former holders of Entevo Stock for six months after the Effective Time shall be delivered to BindView, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Certificates in compliance herewith shall thereafter look only to BindView for payment of their



--------------------------------------------------------------------------------
                                       16           BVEW/ENTEVO MERGER AGREEMENT
claim for shares of BindView Stock, any cash in lieu of fractional shares of BindView Stock and any dividends or distributions with respect to such shares of BindView Stock. Neither BindView nor Entevo shall be liable to any former holder of Entevo Stock for any such shares of BindView Stock held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof) which is delivered to a public official pursuant to an official request under any applicable abandoned property, escheat or similar law.

2.10. NO FURTHER OWNERSHIP RIGHTS IN ENTEVO STOCK.

All certificates representing shares of BindView Stock delivered upon the surrender for exchange of any Certificate in accordance with the terms hereof (including any cash paid pursuant to Section 2.8 or Section 2.9) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Entevo Stock previously represented by such Certificate.

                               ARTICLE 3. CLOSING

Subject to the satisfaction of the conditions set forth in Articles 8 and 9, the Closing provided for in this Agreement will take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010, at 10:00 a.m. (local time) on March 1, 2000, or on such earlier date as BindView shall elect and notify Entevo, or at such other time and place as the parties may agree. Subject to the provisions of Article 10, failure to consummate the Closing on such date and time and at such place will not terminate this Agreement and will not relieve any party of any obligation under this Agreement.

           ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF ENTEVO AND THE
                            REPRESENTING STOCKHOLDERS

Entevo and the Representing Stockholders represent and warrant to each of BindView and BAC as follows (subject to such exceptions as are expressly stated on the Schedules hereto):

4.1. ORGANIZATION AND GOOD STANDING.

4.1.1. Entevo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and Assets that it purports to own or use and to perform all its obligations under all Applicable Contracts. Schedule 4.1 contains a complete and accurate list of the other jurisdictions in which Entevo is authorized to transact business. Entevo is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Entevo.

4.1.2. Each of Entevo's Subsidiaries is listed on Schedule 4.1, and each is a corporation (unless otherwise identified) validly existing and in good standing under the laws of its jurisdiction of incorporation (as identified in Schedule 4.1), with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and Assets that it purports to own or use and to perform all its obligations



--------------------------------------------------------------------------------
                                       17           BVEW/ENTEVO MERGER AGREEMENT
         under all Contracts by which it is bound. Schedule 4.1 contains a complete and accurate list of the other jurisdictions in which each such Subsidiary is authorized to transact business. Each such Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Entevo.

4.2. AUTHORITY; NO CONFLICT.

4.2.1. This Agreement constitutes the legal, valid and binding obligation of Entevo and the Representing Stockholders, and is enforceable against Entevo and the Representing Stockholders in accordance with its terms, subject to applicable laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Upon the execution and delivery by Entevo, the Stockholders' Representative and the Escrow Agent of the Indemnity Escrow Agreement and the execution and delivery by Entevo and the Stockholders' Representative of the Registration Rights Agreement (collectively, the "Entevo Closing Documents"), as applicable, the Entevo Closing Documents will constitute the legal, valid and binding obligations of Entevo, enforceable against Entevo in accordance with their respective terms, subject to applicable laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Entevo has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Entevo Closing Documents and to perform its obligations under this Agreement and the Entevo Closing Documents.

4.2.2. Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement or any of the Entevo Closing Documents nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

         (a) contravene, conflict with or result in a violation of (i) any provision of the Organizational Documents of Entevo, (ii) any resolution adopted by the board of directors or the stockholders of Entevo currently in effect and not superseded or (iii) any non-competition agreement entered into by any of the Representing Stockholders;

         (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Entevo or the Representing Stockholders, or any of the Assets owned or used by Entevo, may be subject;

         (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is



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                                       18           BVEW/ENTEVO MERGER AGREEMENT
                  held by Entevo or that otherwise relates to the business of, or any of the Assets owned or used by, Entevo;

         (d) cause Entevo to become subject to, or to become liable for the payment of, any Tax;

         (e) cause any of the Assets owned by Entevo to be reassessed or revalued by any taxing authority or other Governmental Body;

         (f) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract; or

         (g) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets owned or used by Entevo.

4.2.3. Except as set forth in Schedule 4.2, neither Entevo or its Subsidiaries nor any of the Representing Stockholders is, or to the Knowledge of Entevo and the Representing Stockholders will be, required give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.



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                                       19           BVEW/ENTEVO MERGER AGREEMENT

4.3.     CAPITALIZATION.

4.3.1. As of the date of this Agreement, the authorized equity securities of Entevo consist of (a) 40,000,000 shares of Entevo Common Stock, of which 6,971,328 shares are issued and outstanding, (b) 5,000,000 shares of Entevo Preferred Stock, Series A, of which 5,000,000 shares are issued and outstanding, (c) 7,689,146 shares of Entevo Preferred Stock, Series B, of which 7,689,146 shares are issued and outstanding, and (d) 10,030,000 shares of Entevo Preferred Stock, Series C, of which 10,000,000 shares are issued and outstanding. The Securityholders are and will be on the Closing Date the record and beneficial owners and holders of all shares of Entevo Stock, and each own the number of shares (designated by class) of Entevo Stock as set forth in Exhibit A.

4.3.2. Except as set forth above in Exhibit A or on Schedule 4.3.2, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Entevo or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Entevo or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Entevo does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Entevo on any matter.

4.3.3. All of the outstanding equity securities of Entevo have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Schedule 4.3 , there are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Entevo. None of the outstanding equity securities or other securities of Entevo was issued in violation of the Securities Act or any other Legal Requirement. Entevo does not own or have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, and is not a party to any joint venture, partnership or similar entity or enterprise.

4.4.     FINANCIAL STATEMENTS.

Entevo has delivered to BindView and BAC: (a) audited consolidated balance sheets of Entevo as of December 31st in each of the years 1997 and 1998 (the "Balance Sheets"), and the related audited statements of income, cash flows and changes in stockholders' equity for each of the fiscal years then ended, together with the notes thereto and the report thereon of PricewaterhouseCoopers L.L.P., independent certified public accountants and (b) an unaudited interim consolidated balance sheet of Entevo as of December 31, 1999, (the "Latest Balance Sheet"), and the related unaudited statements of income and cash flow for the twelve months then ended. The items listed in (a) and (b) above are attached as Schedule 4.4 and are referred to collectively as the "Financial Statements". The Financial Statements fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity and cash flow of Entevo, as applicable, at the respective dates of and for the periods referred to in the Financial Statements in accordance with GAAP, subject, in the case of Latest Financial



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                                       20           BVEW/ENTEVO MERGER AGREEMENT

Statements, to the absence of footnotes required by GAAP and to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse to Entevo). The Financial Statements reflect the consistent application of such accounting principles throughout the periods involved.

4.5. BOOKS AND RECORDS.

The books of account, minute books, stock record books and other records of Entevo, all of which have been made available to BindView and BAC, are complete and correct. Except as set forth on Schedule 4.5, the minute books of Entevo contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors and committees of the Boards of Directors of Entevo, and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Entevo.

4.6. TITLE TO PROPERTIES; NO ENCUMBRANCES.

4.6.1. Schedule 4.6 contains a complete and accurate list of all Facilities owned or leased by Entevo. Entevo has delivered or made available to BindView and BAC copies of the deeds, leases and other instruments (as recorded) by which Entevo acquired or leased such Facilities, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Entevo and relating to such Facilities. Entevo owns (free and clear of all Encumbrances and, with respect to real property owned, with good and marketable title, subject only to the matters permitted by Section 4.6.2) all the properties and Assets that it purports to own, including all of the properties and Assets reflected in the Balance Sheets, the Latest Balance Sheet (except for Assets held under capitalized leases disclosed or not required to be disclosed in Schedule 4.6 and personal property sold since the date of the Balance Sheets and the Latest Balance Sheet, as the case may be, in the Ordinary Course of Business) and all of the properties and Assets purchased or otherwise acquired by Entevo since the date of the Balance Sheets (except for personal property and other Assets acquired and sold since the date of the Balance Sheets in the Ordinary Course of Business and consistent with past practice).

4.6.2. Except as set forth on Schedule 4.6.2, all material properties and Assets reflected in the Balance Sheets and the Latest Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature except, with respect to all such properties and Assets, (a) mortgages or security interests shown on the Balance Sheets or the Latest Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or Assets after the date of the Latest Balance Sheet (such mortgages and security interests being limited to the property or Assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in



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                                       21           BVEW/ENTEVO MERGER AGREEMENT
         amount, which materially detract from the value or impair the use of the property subject thereto or impair the operations of Entevo and
         (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All Facilities owned by Entevo lie wholly within the boundaries of the real property owned by Entevo and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

4.7. CONDITION AND SUFFICIENCY OF ASSETS.

To the Knowledge of Entevo and the Representing Stockholders, the Facilities of Entevo are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of the Facilities is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. To the Knowledge of Entevo and the Representing Stockholders, the Assets of Entevo in good operating condition and repair and are sufficient for the continued conduct of Entevo's business after the Closing in substantially the same manner as conducted prior to the Closing.

4.8. ACCOUNTS RECEIVABLE.

4.8.1. All accounts receivable of Entevo that are reflected on the Balance Sheets or the Latest Balance Sheet or on the accounting records of Entevo as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from valid sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheets or the Latest Balance Sheet or on the accounting records of Entevo as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Latest Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging).

4.8.2. Schedule 4.8 contains a complete and accurate list of all Accounts Receivable as of the date of the Latest Balance Sheet, which list sets forth the aging of such Accounts Receivable. Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within 90 days after the day on which it first becomes due and payable. There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

4.9. NO UNDISCLOSED LIABILITIES.

Except as set forth in Schedule 4.9, Entevo has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheets or the Latest Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective



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                                       22           BVEW/ENTEVO MERGER AGREEMENT
dates thereof. For purposes of this section, "material liabilities or obligation" means any such liability or obligation, individually or in the aggregate, in excess of $100,000.

4.10. TAXES.

4.10.1. Except as set forth in Schedule 4.10, Entevo has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it pursuant to applicable Legal Requirements. Entevo has delivered or made available to BindView and BAC copies of all such Tax Returns filed since December 31, 1997. Entevo has paid, or made full provision for the payment of, all Taxes that have or may have become due for all taxable periods or portions thereof ending on or before the date hereof, except such Taxes, if any, as are listed in Schedule 4.10 and are being contested in good faith and as to which adequate reserves have been provided in the Balance Sheets and the Latest Balance Sheet.

4.10.2. Schedule 4.10 contains a complete and accurate list of all audits of all such Tax Returns filed since December 31, 1997, including a reasonably detailed description of the nature and outcome of each such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or, as described in Schedule 4.10 , are being contested in good faith by appropriate proceedings. Schedule 4.10 describes all adjustments to the Tax Returns filed by Entevo for all taxable years since December 31, 1997, and the resulting deficiencies proposed by the relevant tax authorities. Except as described in
         Schedule 4.10 , Entevo has neither given nor been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Entevo or for which Entevo may be liable.

4.10.3. The charges, accruals and reserves with respect to Taxes on the books of Entevo are adequate and are at least equal to Entevo's aggregate liability for Taxes. There exists no proposed tax assessment against Entevo except as disclosed in the Balance Sheets, the Latest Balance Sheet or in Schedule 4.10. No consent to the application of IRC Section 341(f)(2) has been filed with respect to any property or Assets held, acquired or to be acquired by Entevo. All Taxes that Entevo is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

4.10.4. All Tax Returns filed by (or that include on a consolidated basis) Entevo are true, correct and complete. There is no tax sharing agreement that will require any payment by Entevo after the date of this Agreement.

4.11. NO MATERIAL ADVERSE CHANGE.

Since the date of the Latest Balance Sheet, there shall not have been any change in the results of operations, properties, Assets or financial condition of Entevo or its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect upon Entevo and its Subsidiaries, taken as a whole, and no event has occurred or circumstance exists that could reasonably be



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                                       23           BVEW/ENTEVO MERGER AGREEMENT
expected to result in a Material Adverse Effect upon Entevo and its Subsidiaries, taken as a whole.

4.12. EMPLOYEE BENEFITS.

4.12.1. Except as set forth on Schedule 4.12, Entevo maintains no Entevo Plans or Entevo Other Benefit Obligations. Entevo maintains no Entevo VEBAs.

4.12.2.  Except as set forth on Schedule 4.12, Entevo has no ERISA Affiliates.

4.12.3.  Entevo has delivered or made available to BindView and BAC:

         (a) all documents that set forth the terms of each Entevo Plan or Entevo Other Benefit Obligation and of any related trust, including (i) all plan descriptions and summary plan descriptions of Entevo Plans for which Entevo is required to prepare, file and distribute plan descriptions and summary plan descriptions and (ii) all summaries and descriptions furnished to participants and beneficiaries regarding Entevo Plans and Entevo Other Benefit Obligations for which a plan description or summary plan description is not required;

         (b)      all personnel, payroll and employment manuals and policies;

         (c) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by Entevo and the ERISA Affiliates, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

         (d) a written description of any Entevo Plan or Entevo Other Benefit Obligation that is not otherwise in writing;

         (e)      all registration statements with respect to any Entevo Plan;

         (f) all insurance policies which were purchased by or to provide benefits under any Entevo Plan;

         (g) all contracts with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Entevo Plan or Entevo Other Benefit Obligation;

         (h) samples of all notifications to employees of their rights under ERISA Section 601 et seq. and IRC Section 4980B;

         (i) the Form 5500 filed in each of the most recent three plan years with respect to each Entevo Plan and each IRC Section 125 cafeteria plan of Entevo or any ERISA Affiliate, including all schedules thereto and the opinions of independent accountants;



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                                       24           BVEW/ENTEVO MERGER AGREEMENT

         (j) all notices or reports that were given by Entevo, any ERISA Affiliate or any Entevo Plan to the IRS or the PBGC, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 4.12;

         (k) all notices that were given by the IRS, the PBGC or the Department of Labor to Entevo, any ERISA Affiliate or any Entevo Plan within the four years preceding the date of this Agreement; and

         (l) with respect to Entevo Plans that are Qualified Plans, the most recent determination letter for each such Plan.

4.12.4. Except as set forth in Schedule 4.12:

         (a) Entevo and each ERISA Affiliate has performed all of its material obligations under all Entevo Plans and Entevo Other Benefit Obligations. Entevo and each ERISA Affiliate has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

         (b) No Entevo Plan is a Defined Benefit Pension Plan, or any other Pension Plan to which the minimum funding provisions of ERISA
                  Section 302 and IRC Section 412 apply, or a Multiemployer Plan. There is no Entevo VEBA and Entevo and each ERISA Affiliate has not maintained or contributed to any such Defined Benefit Plan or Pension Plan that is subject to the provisions of ERISA Section 302 and IRC Section 412, Multiemployer Plan or VEBA within the six year period prior to Closing.

         (c) Entevo and the ERISA Affiliates, with respect to all Entevo Plans and Entevo Other Benefits Obligations, are, and each Entevo Plan and Entevo Other Benefit Obligation is, in material compliance with ERISA, the IRC and other applicable Legal Requirements, including the provisions of such Legal Requirements expressly mentioned in this Section 4.12, and with any applicable collective bargaining agreement.

         (d) Neither Entevo, any ERISA Affiliate nor any Securityholder has engaged in or knowingly permitted to occur and, to Entevo's and each of the Representing Stockholders' Knowledge, no other party has engaged in or permitted to occur any transaction prohibited by ERISA Section 406 or "prohibited transaction" under IRC Section 4975(c) with respect to any Entevo Plan, except for any transactions which are exempt under ERISA
                  Section 408 or IRC Section 4975.

         (e)      [Reserved].

         (f) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.



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                                       25           BVEW/ENTEVO MERGER AGREEMENT

         (g) All contributions and payments made or accrued with respect to all Entevo Plans and Entevo Other Benefit Obligations which have been deducted were deductible under applicable IRC provisions, including IRC Section 162 or Section 404. No Entevo Plan or the Assets thereof are liable for any tax as unrelated business taxable income.

         (h) Except for any formal qualification requirement with respect to which the remedial amendment period set forth in IRS
                  Section 401(b), and any regulations, rulings or other IRS releases thereunder, has not expired, (i) each Entevo Plan that is a Qualified Plan is qualified in form and operation under IRC Section 401(a), and each trust for each such Plan is exempt from federal income tax under IRC Section 501(a), and
                  (ii) no event has occurred or circumstance exists that gives rise to disqualification or loss of tax-exempt status of any such Plan or trust.

         (i) No event has occurred or circumstance exists that has resulted in or could result in the partial termination, within the meaning of IRC Section 411(d)(3), of any Entevo Plan that is a Qualified Plan, excluding any event with respect to which the requirements of IRC Section 411(d)(3) have been satisfied.

         (j) Each Entevo Plan can be terminated without payment of any material termination fee or charge and, except for any Qualified Plan, without the vesting or acceleration of any benefits promised by such Plan. For purposes of this paragraph
                  (j), "material" means any fee or charge in excess of $20,000.

         (k) To the Knowledge of Entevo and the Representing Stockholders, no event has occurred or circumstance exists that could result in a material increase in premium costs of Entevo Plans and Entevo Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

         (l) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Entevo Plan or Entevo Other Benefit Obligation is pending or, to Entevo's and each of the Representing Stockholders' Knowledge, is Threatened.

         (m) Except to the extent required under ERISA Section 601 et seq. and IRC Section 4980B, Entevo does not provide health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

         (n) Entevo has the right to modify and terminate benefits as to retirees (other than pensions) with respect to both retired and active employees.

         (o) Entevo has complied in all material respects with the provisions of ERISA Section 601 et seq. and IRC Section 4980B.

         (p) No payment that is owed or may become due to any director, officer, employee or agent of Entevo will be non-deductible to Entevo or subject to tax under IRC Section 280G or Section 4999; nor will Entevo be required to "gross up" or otherwise



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                                       26           BVEW/ENTEVO MERGER AGREEMENT
                  compensate any such person because of the imposition of any excise tax on a payment to such person.

         (q) Except as set forth in Schedule 4.12, the consummation of the Contemplated Transactions will not result in the payment, vesting or acceleration of any benefit, assuming that no employee incurs a termination of employment or reduction in hours, and no Entevo Plan or Entevo Other Benefit Obligation is terminated by its express terms, in connection with the Contemplated Transactions.

4.13. COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

4.13.1.  Except as set forth in Schedule 4.13 :

         (a) Each of Entevo and its Subsidiaries is, and at all times since January 1, 1998 has been, in full compliance in all material respects with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its Assets;

         (b) no event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by Entevo or its Subsidiaries of, or a failure on the part of Entevo or its Subsidiaries to comply with, any material Legal Requirement or (ii) may give rise to any obligation on the part of Entevo or its Subsidiaries to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature (for purposes of this clause, "material remedial action" means any such required action that is reasonably expected to cost in excess of $100,000); and

         (c) Neither Entevo nor any of its Subsidiaries has received, at any time since January 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any material Legal Requirement or (ii) any actual, alleged, possible or potential obligation on the part of Entevo or its Subsidiaries to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature (for purposes of this clause, "material remedial action" means any such required action that is reasonably expected to cost in excess of $100,000).

4.13.2. Each of Entevo and its Subsidiaries has obtained all necessary Governmental Authorizations required that relate to the business of, or to any of the Assets owned or used by, Entevo and its Subsidiaries. Except as set forth in Schedule 4.13 , each such Governmental Authorization is valid and in full force and effect. Entevo and the Representing Stockholders further represent and warrant that, except as set forth in Schedule 4.13 :

         (a) Each of Entevo and its Subsidiaries is, and at all times since January 1, 1998 has been, in full compliance in all material respects with all of the terms and requirements of each material Governmental Authorization;



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                                       27           BVEW/ENTEVO MERGER AGREEMENT

         (b) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any material term or requirement of any material Governmental Authorization or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any material Governmental Authorization;

         (c) Entevo has not received, at any time since January 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization or (ii) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any material Governmental Authorization; and

         (d) all applications required to have been filed for the renewal of the Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

4.14. LEGAL PROCEEDINGS; ORDERS.

4.14.1.  There is no pending Proceeding:

         (a) that has been commenced by or against Entevo or its Subsidiaries or that otherwise relates to or may affect the business of, or any of the Assets owned or used by, Entevo or its Subsidiaries; or

         (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

4.14.2.  To the Knowledge of Entevo and each of the Representing Stockholders,
         (i) no such Proceeding has been Threatened and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Entevo has delivered to BindView and BAC copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Schedule 4.14.

4.14.3. Except as set forth in Schedule 4.14

         (a) There is no Order to which Entevo, or any of the Assets owned or used by Entevo or its Subsidiaries, is subject; and

         (b) no officer, or, to the knowledge of Entevo and each of the Representing Stockholders, director, agent or employee of Entevo or its Subsidiaries is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the business of Entevo and its Subsidiaries.



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                                       28           BVEW/ENTEVO MERGER AGREEMENT

4.15. ABSENCE OF CERTAIN CHANGES AND EVENTS.

Except as set forth on Schedule 4.15, since the date of the Latest Balance Sheet, Entevo and its Subsidiaries have conducted its business only in the Ordinary Course of Business and there has not been any:

4.15.1. change in Entevo's or its Subsidiaries' authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Entevo or its Subsidiaries; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by Entevo or its Subsidiaries of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment with respect to such capital stock;

4.15.2. amendment to the Organizational Documents of Entevo or its Subsidiaries;

4.15.3. payment or increase by Entevo or its Subsidiaries of any bonuses, salaries or other compensation to any stockholder, director, officer or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer or employee;

4.15.4. adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees of Entevo or its Subsidiaries;

4.15.5. damage to or destruction or loss of any property or Asset of Entevo or its Subsidiaries, whether or not covered by insurance, resulting in a Material Adverse Effect on Entevo and its Subsidiaries, taken as a whole;

4.15.6. entry into, termination of or receipt of notice of termination of (a) any license (other than existing end-user license agreements entered into in the Ordinary Course of Business using a form substantially similar to one of the forms provided to BindView, referred to collectively as the "Entevo End-User License Agreements"), distributorship, dealer, sales representative, joint venture, credit or similar agreement or (b) any Contract or transaction involving a total remaining commitment by or to Entevo of at least $100,000;

4.15.7. sale (other than sales in the Ordinary Course of Business), lease or other disposition of any property or Asset of Entevo or its Subsidiaries or mortgage, pledge or imposition of any lien or other encumbrance on any material Asset or property of Entevo or its Subsidiaries, including the sale, lease or other disposition of any of the Entevo Intellectual Property Assets;

4.15.8. cancellation or waiver of any claims or rights with a value to Entevo or its Subsidiaries in excess of $50,000;

4.15.9.  material change in the accounting methods used by Entevo; or

4.15.10. agreement, whether oral or written, by Entevo or its Subsidiaries to do any of the foregoing.



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                                       29           BVEW/ENTEVO MERGER AGREEMENT

4.16. CONTRACTS; NO DEFAULTS.

4.16.1. Except for those agreements identified on Schedule 4.16, there are no Applicable Contracts of the following kinds (collectively, the "Material Contracts"):

         (a) Contracts with any current officer or director of Entevo or any of its Subsidiaries;

         (b) Contracts (other than the Entevo End-User License Agreements) granting any other Person the right (i) to use or make copies of the Entevo-Owned Software; (ii) to create derivative works based on the Entevo-Owned Software; or (iii) to distribute all or part of the Entevo-Owned Software to other Persons;

         (c) Contracts pursuant to which other Persons license Entevo or any of its Subsidiaries to incorporate Third-Party Licensed Software (as defined in Section 4.17.1) into any Entevo-Owned Software distributed to customers of Entevo or any of its Subsidiaries;

         (d) Contracts for the sale of any of the Assets of Entevo or any of its Subsidiaries, other than contracts entered into in the Ordinary Course of Business;

         (e) Contracts for the grant to any person of any preferential rights to purchase any of its Assets;

         (f) Contracts which restrict Entevo or any of its Subsidiaries or, to the Knowledge of Entevo and the Representing Stockholders, any of the employees of any of them, from competing in any geographical area and in any line of business conducted by Entevo or any of its Subsidiaries;

         (g) Contracts (i) that restrict Entevo or any of its Subsidiaries or, to the Knowledge of Entevo and the Representing Stockholders, any of the employees of any of them, from disclosing any information concerning or obtained from any other Person or (ii) that restrict any other Person from disclosing any information concerning or obtained from Entevo or any of its Subsidiaries (excluding, in each case, any such Contracts between Entevo or any of its Subsidiaries, on the one hand, and any of their respective employees, on the other hand);

         (h) indentures, credit agreements, security agreements, mortgages, guarantees, promissory notes and other contracts relating to the borrowing of money;

         (i) Contracts providing for the provision of professional services by Entevo or any of its Subsidiaries, or any of the employees of any of them, on a fixed-fee basis;

         (j) Contracts pursuant to which Entevo or any of its Subsidiaries has granted to any other person the right to distribute, resell or hold on consignment any products ("Distributor Agreements"); and

         (k) all other agreements, contracts or instruments entered into outside of the Ordinary Course of Business and which are material to Entevo.



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                                       30           BVEW/ENTEVO MERGER AGREEMENT

4.16.2. Except as specified in Schedule 4.16, the Contemplated Transactions will not cause any of the Material Contracts, based solely on their terms, not to continue to be legal, valid, binding and enforceable in accordance with their terms and in full force and effect against all the parties thereto following the Closing. The Contemplated Transactions will not result in any material breach or default under any Material Contract or give rise to any Encumbrance or any right of any Person to termination, revocation, acceleration, prepayment, suspension or modification with respect to any Material Contract.

4.16.3. Except as specified in Schedule 4.16, neither Entevo nor any of its Subsidiaries is in breach or default in any material respect under any Material Contract nor, to the Knowledge of Entevo or the Representing Stockholders, is any other party to any Material Contract in breach or default thereunder in any material respect.

4.16.4. None of the Distributor Agreements grants to any person exclusive rights to distribute, resell or hold on consignment any products in any geographic area.

4.16.5. True, correct and complete copies of each Material Contract have been furnished or made available to BindView and its Representatives.

4.17.    SOFTWARE.

4.17.1. (a) Schedule 4.17.1 sets forth under the caption "Entevo-Owned Software" a true, correct and complete list of all material computer programs (source code or object code, and including any associated non-code files or data, all collectively "Computer Programs") that Entevo or any Subsidiary of Entevo purport to own, including any material Computer Programs in the development or testing phase (collectively, the "Entevo-Owned Software"). (b) Schedule 4.17.1 sets forth under the caption "Third-Party Licensed Software" a true, correct and complete list of all Computer Programs licensed to Entevo or any Subsidiary of Entevo by another person (other than any off-the-shelf Computer Program that is so licensed under a shrink wrap license or any Computer Program not material to Entevo's business or any Computer Program that is used by Entevo and its Subsidiaries primarily for financial, accounting, administrative or other non-technical applications or is not otherwise material to Entevo and its Subsidiaries (collectively, the "Off-the-Shelf Software")) (collectively, the "Third-Party Licensed Software" and, together with the Entevo-Owned Software, the "Software").

4.17.2. (a) Subject to the Entevo End-User License Agreements and the Distribution Agreements, and except as may be specified in Schedule 4.17.2, Entevo, directly or through its Subsidiaries, has good and marketable title to, and the valid and enforceable power and exclusive right to sell, license, lease, transfer, use and otherwise exploit, all existing versions and releases of the Entevo-Owned Software and all copyrights thereof, free and clear of all liens. (b) Except as specified in Schedule 4.17.2, Entevo, directly or through its Subsidiaries, is in actual possession of at least one copy of the source code and object code and any associated non-code files or data for each computer program included in the Entevo-Owned Software. (c) Entevo, directly or through its Subsidiaries, is in possession of all other documentation (including all related engineering specifications, program flow charts, installation and user manuals, if any) required for the



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                                       31           BVEW/ENTEVO MERGER AGREEMENT
         use, maintenance, and further development of the Software as currently used in Entevo's business or as offered or represented to Entevo's customers or potential customers. (d) Entevo, directly or through its Subsidiaries, is in actual possession of at least one copy of the object code and user manuals, if any, for each computer program included in the Third-Party Licensed Software. (e) The Software, together with the Off-the-Shelf Software, constitutes all of the material Computer Programs reasonably necessary to conduct Entevo's business as now conducted, and includes all of the Computer Programs used in the development, marketing, licensing, sale or support of the products and the services presently being offered or developed by Entevo. (f) Except as specified in Schedule 4.17.2 and other than the Entevo End-User License Agreements and the Distribution Agreements, no person other than Entevo and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Entevo-Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Entevo-Owned Software or any portion thereof. (g) Each software author has made his or her contribution to the Entevo-Owned Software (i) within the scope of employment with Entevo or a Subsidiary thereof as a "work made for hire" or has otherwise assigned such work in writing to Entevo or a Subsidiary thereof, or (ii) as an independent contractor pursuant to a written agreement in which work product and the intellectual property rights therein, including copyrights, either (A) were designated as "works made for hire," or (B) were the subject of a written assignment of, or a written obligation to assign, all right, title, and interest therein to Entevo or a Subsidiary thereof.

4.17.3. Schedule 4.17.3 sets forth a true, correct and complete list of (a) all persons (other than Entevo and its Subsidiaries and their independent contractors who are subject to written confidentiality agreements to keep such source code confidential) that have been provided with the source code, and (b) all source code escrow agreements relating to any of the Entevo-Owned Software. Except as specified in Schedule 4.17.3, to the Knowledge of Entevo and the Representing Stockholders, no person (other than Entevo and its Subsidiaries and their independent contractors and their respective employees who are subject to written confidentiality agreements to keep such source code confidential) is in possession of, or has or has had access to, or has asserted a right of access to, pursuant to any contracted right therefore or otherwise, any source code for any computer program included in the Entevo-Owned Software.

4.17.4.  Except as specified in Schedule 4.17.4:

         (a) (i) The Entevo-Owned Software currently available for general commercial license has all the features and functions described in, and in operation performs substantially as described in, the related user manual. (ii) The Entevo-Owned Software and, to the Knowledge of Entevo and the Representing Stockholders, all other Software) does not contain any "back door", "time bomb", "Trojan horse", "worm", "drop dead device", "virus" (as these terms are commonly used in the computer software industry), or other software routines or hardware components designed to permit unauthorized access, to disable or erase software, hardware or data or to perform any other similar type of functions. (iii) The Entevo--Owned Software does not contain routines for surreptitiously obtaining and/or



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                                       32           BVEW/ENTEVO MERGER AGREEMENT
                  transmitting personal identifiable information to any person other than the person who is the subject of such information;

         (b) To the Knowledge of Entevo and the Representing Stockholders, there are no material defects in any Computer Program included in the Entevo-Owned Software, which would cause such software to fail to be "Year 2000 compliant". For purposes of this Agreement, "Year 2000 compliant", means that all of the Software has the following properties and capabilities: (i) the capability to correctly recognize and accurately process dates expressed as a four-digit number (or the binary equivalent or other machine readable iteration thereof) (collectively, the "Four-Digit Dates"); (ii) the capability to accurately execute calculations using Four-Digit Dates; (iii) the functionality (both on-line and batch), including entry, inquiry, maintenance and update, to support processing involving Four-Digit Dates; (iv) the capability to generate interfaces and reports that support processing involving Four-Digit Dates; (v) the capability to generate and successfully transition, without human intervention, into the year 2000 using the correct system date and to thereafter continue processing with Four-Digit Dates; (vi) the capability to provide correct results in forward and backward data calculations spanning century boundaries, including the conversion of pre-2000 dates currently stored as two-digit dates; and (vii) the capability of correctly recognizing and processing all leap-year aspects of any of items (i) through
                  (vi); provided, however, that it shall not be a breach of this section if any failure to be Year 2000 compliant is due to (x) a failure, by any third party product which the Entevo-Owned Software is used, to be Year 2000 compliant or (y) any modification of the Entevo-Owned Software made after the date of the Closing.

         (c) (i) To the Knowledge of Entevo and the Representing Stockholders, no third party is violating or has violated any of Entevo's or its Subsidiaries' proprietary rights in the Entevo-Owned Software; (ii) except for the Distribution Agreements, no third party has any right to compensation from Entevo or its Subsidiaries by reason of the use, exploitation or sale of the Entevo-Owned Software; (iii) except for the Entevo End-User License Agreements and the Distribution Agreements, there are no restrictions on the ability of Entevo or its Subsidiaries, or any of their respective successors or assignees, to use, sell or otherwise exploit the Entevo-Owned Software; and (iv) neither Entevo nor any of the Representing Stockholders has received any notice and do not have any Knowledge of any complaint, assertion, claim, threat or allegation inconsistent with the preceding statements in this paragraph.

4.17.5. (a) Each Computer Program included in the Software exists in machine readable form. (b) All warranty claims first made after the later of
         (i) three years prior to the date of this Agreement and (ii) the date that the Entevo product in question was first made available for general commercial licensing, including any pending claims, relating to the Software are described in Schedule 4.17.5.

4.17.6.  [Reserved].



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                                       33           BVEW/ENTEVO MERGER AGREEMENT

4.17.7. Except as specified in Schedule 4.17.7, neither Entevo nor any of its Subsidiaries markets, or has marketed, and none of them has supported or is obligated to support, any Third-Party Licensed Software not incorporated into the Entevo-Owned Software.

4.18.    INSURANCE.

4.18.1.  Entevo has delivered or made available to BindView and BAC:

         (a) true and complete copies of all policies of insurance to which Entevo is a party or under which Entevo, or any officer or director of Entevo in his capacity as such, is or has been covered at any time within the three years preceding the date of this Agreement;

         (b) true and complete copies of all pending applications for policies of insurance; and

         (c) any statement by any auditor of Entevo's financial statements with regard to the adequacy of Entevo's coverage or of the reserves for claims.

4.18.2.  Schedule 4.18.2 describes:

         (a) any self-insurance arrangement by or affecting Entevo, including any reserves established thereunder;

         (b) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by Entevo; and

         (c) all obligations of Entevo to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

4.18.3.  For the current policy year and each of the two preceding policy years:

         (a)      there has been no loss experience under each policy;

         (b) there has been no claim under an insurance policy for an amount in excess of $50,000; and

         (c) there has been no loss experience for any claims that were self-insured, including the number and aggregate cost of such claims.

4.18.4. To the knowledge of Entevo and the Representing Stockholders, all policies to which Entevo is a party or that provide coverage to Entevo or any Securityholder, or any director or officer of Entevo in his capacity as such:

         (a)      are valid, outstanding and enforceable;

         (b)      are issued by an insurer that is financially sound;



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                                       34           BVEW/ENTEVO MERGER AGREEMENT

         (c) taken together, provide adequate insurance coverage for the Assets and the operations of Entevo for all risks normally insured against by a Person carrying on the same business or businesses as Entevo and for all risks to which Entevo is normally exposed;

         (d) are sufficient in type and amount for compliance with all Legal Requirements and Contracts to which Entevo is a party or by which it is bound;

         (e) will continue in full force and effect following the Closing and the consummation of the Contemplated Transactions; and

         (f) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of Entevo.

4.18.5. Entevo has not received (a) any refusal of coverage or any notice that a defense will be afforded with reservation of rights or (b) any notice of cancellation or any other indication that any insurance policy will not be renewed or that the issuer of any such policy is not willing or able to perform its obligations thereunder.

4.18.6. Entevo has paid all premiums due, and has otherwise performed all of its respective obligations, under each material policy to which Entevo is a party or that provides coverage to Entevo or any officer or director thereof in his capacity as such.

4.19.    EMPLOYEES.

4.19.1. Schedule 4.19 contains a complete and accurate list of the following information for each employee or director of Entevo, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since September 30, 1999. The Latest Balance Sheet includes an accurate reserve for the accrued vacation of all employees of Entevo and its subsidiaries. Entevo and its Subsidiaries have no pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any compensatory or benefit plan intended solely for directors of Entevo.

4.19.2. To Entevo's and each of the Representing Stockholders' Knowledge, no employee or director of Entevo is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee or director and any other Person (each, a "Proprietary Rights Agreement") that in any way adversely affects or will affect (a) the performance of his duties as an employee or director of the Surviving Corporation or (b) the ability of the Surviving Corporation to conduct its business, including any Proprietary Rights Agreement with Entevo or any of the Representing Stockholders by any such employee or director. To Entevo's and each of the Representing Stockholders' Knowledge, no director, officer or other key employee of Entevo intends to terminate his employment with Entevo.



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                                       35           BVEW/ENTEVO MERGER AGREEMENT

4.19.3. Entevo has no retired employees or directors receiving benefits or scheduled to receive benefits in the future.

4.20. LABOR RELATIONS; COMPLIANCE.

Since January 1, 1997, neither Entevo nor any of its Subsidiaries has been a party to any collective bargaining or other labor Contract. Since January 1, 1997, there has not been, there is not presently pending or existing and to Entevo's and each of the Representing Stockholders' Knowledge there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting Entevo or its Subsidiaries relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable Governmental Body, organizational activity or other labor or employment dispute against or affecting Entevo or its premises or (c) any application for certification of a collective bargaining agent. To Entevo's and each of the Representing Stockholders' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Entevo or its Subsidiaries, and no such action is contemplated by Entevo or its Subsidiaries. Entevo and its Subsidiaries have complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither Entevo nor its Subsidiaries is liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

4.21. INTELLECTUAL PROPERTY.

4.21.1. Intellectual Property Assets. The term "Entevo Intellectual Property Assets" includes all right, title and interest, anywhere in the world, in and to any of the following things that cover the Entevo-Owned
         Software:

         (a) the name "Entevo" and all fictional business names, trading names, domain names, registered and unregistered trademarks and service marks, and pending registration applications for any of the foregoing (collectively, "Marks");

         (b) all issued patents, pending or unfiled patent applications and inventions and discoveries that may be patentable (collectively, "Patents");

         (c) all copyrights in both published works and unpublished works (collectively, "Copyrights");

         (d)      all rights in mask works; and

         (e) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blue prints (collectively, "Trade Secrets") owned by Entevo or its Subsidiaries or licensed by Entevo or its Subsidiaries as licensee and embedded in Entevo's products.



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                                       36           BVEW/ENTEVO MERGER AGREEMENT

4.21.2. Agreements. Schedule 4.21.2 contains a complete and accurate list of all Contracts relating to the Entevo Intellectual Property Assets to which Entevo is a party, or by which Entevo is bound and for which Entevo has or is expected to derive sales revenues, except for (a) any license implied by the sale of an Entevo or third-party product under an Entevo standard (i.e., non-negotiated) form of license agreement provided to BindView, (b) perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which Entevo is the licensee, (c) the Entevo End-User License Agreements and (d) the Distribution Agreements (which are separately scheduled). There are no outstanding and, to Entevo's and each of the Representing Stockholders' Knowledge, no material Threatened disputes or disagreements with respect to any such agreement.

4.21.3.  Intellectual Property Necessary for the Business; Employee Agreements.

         (a) Except as set forth in Schedule 4.21.3 and except where a failure to do so would not have a Material Adverse Effect, Entevo and its Subsidiaries either own or have adequate rights to use, on a royalty-free basis, all of the patents, trademarks, copyrights, trade secrets, mask works, or other intellectual property rights that are necessary to and currently used for their respective business as now conducted, free and clear of all liens other than those that may be specified herein or in Schedule 4.21.3.

         (b) Except as set forth in Schedule 4.21.3, each present and former employee of Entevo and its Subsidiaries has executed a confidentiality, nondisclosure and intellectual property assignment agreement substantially in the form attached to
                  Schedule 4.21.3.

4.21.4.  Patents.

         (a)      Entevo does not own patents.

         (b) To Entevo's Knowledge, neither the Entevo-Owned Software nor the making or sale or other distribution of copies thereof, nor the use thereof in accordance with the associated documentation or advertising, nor any process or know-how used by Entevo, infringes or has been alleged (formally or informally) to infringe any patent or other proprietary right of any other Person anywhere in the world or to require a license under the same.

4.21.5.  Trademarks.

         (a) Schedule 4.21.5 contains a complete and accurate list of all Marks. Except as set forth on Schedule 4.21.5, Entevo is the owner of all right, title and interest in and to each of the Marks, free and clear of all liens and security interests.

         (b) Except as set forth in Schedule 4.21.5, all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), and, to the



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                                       37           BVEW/ENTEVO MERGER AGREEMENT
                  knowledge of Entevo and the Representing Stockholders, are valid and enforceable and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date.

         (c) To Entevo's or any of the Representing Stockholders' Knowledge, no Mark has been or is now involved in any opposition, invalidation or cancellation and, to Entevo's or the Representing Stockholders' Knowledge, no such action is Threatened with the respect to any of the Marks.

         (d) To Entevo's or any of the Representing Stockholders' Knowledge, there is no trademark of any third party that is confusingly similar to any of the Marks.

         (e) To Entevo's or any of the Representing Stockholders' Knowledge, (i) no Mark is infringed or has been challenged or threatened in any way as to its validity; and (ii) none of the Marks used by Entevo infringes or has been alleged (formally or informally) to infringe any trade name, trademark or service mark of any third party anywhere in the world.

4.21.6. Copyrights. (a) Except as provided in Schedule 4.21.6, Entevo does not own any Copyright registration. registrations, and (b) neither the Entevo-Owned Software nor the making or sale or other distribution of copies thereof, nor the use thereof in accordance with the associated documentation or advertising, nor any process or know-how used by Entevo, infringes or has been alleged (formally or informally) to infringe any copyright of any other Person anywhere in the world.

4.21.7.  Trade Secrets.

         (a) Entevo has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

         (b) Entevo has good title or sufficient right to use the Trade Secrets. To the Knowledge of Entevo and the Representing Stockholders, the Trade Secrets (i) are not part of the public knowledge or literature, (ii) as to Entevo-owned Trade Secrets, have not been used, divulged or appropriated either for the benefit of any Person (other than Entevo) or to the detriment of Entevo, and (iii) have not been challenged or threatened formally or informally, as to their protectability in any way.

         (c) To the Knowledge of Entevo and the Representing Stockholders, neither the Entevo-Owned Software nor the making or sale or other distribution of copies thereof, nor the use thereof in accordance with the associated documentation or advertising, nor any process or know-how used by Entevo, constitutes or has been alleged (formally or informally) to constitute misappropriation of any trade secret of any other Person anywhere in the world.

4.21.8. Privacy Laws. To the Knowledge of Entevo and the Representing Stockholders, no Person has alleged (formally or informally) to Entevo or any of its Subsidiaries that Entevo or a Subsidiary thereof has violated any applicable privacy law.



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                                       38           BVEW/ENTEVO MERGER AGREEMENT

4.22. ABSENCE OF CERTAIN PAYMENTS AND TRANSACTIONS.

4.22.1. Neither Entevo nor any director, officer, agent or employee of Entevo, or any other Person associated with or acting for or on behalf of Entevo, has directly or indirectly made any improper or unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or with respect to Entevo or any Related Person of Entevo or (iv) in violation of any Legal Requirement.

4.22.2. Entevo has made and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer. Entevo has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions involving Entevo's Assets are executed in accordance with management's general or specific authorization; (ii) such transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (B) to maintain accountability for assets; (iii) access to Entevo's Assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for Entevo's Assets is compared with its existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.23. FULL DISCLOSURE.

No representation or warranty of Entevo or of the Representing Stockholders in this Agreement (including the Schedules) omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

4.24. NO BROKERS OR FINDERS.

Except as set forth on Schedule 4.24, which Schedule identifies the full liability therefor, Entevo and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.25. YEAR 2000 COMPLIANCE.

To the Knowledge of Entevo or any of the Representing Stockholders, with respect to any essential computer software, hardware, product or service utilized by Entevo in its Ordinary Course of Business, each of such computer software, hardware, product or service is Year 2000 compliant (as defined in Section 4.17.4(b)), except in such case where the failure to do so would not have a Material Adverse Effect upon Entevo.



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                                       39           BVEW/ENTEVO MERGER AGREEMENT

4.26. CUSTOMERS AND SUPPLIERS.

4.26.1. Schedule 4.26 sets forth a true and correct list of (a) the ten largest customers of Entevo in terms of sales during the fiscal year ended December 31, 1998, and (b) the ten largest customers of Entevo in terms of sales during the period from January 1, 1999 through the date of the Latest Balance Sheet, showing the approximate total sales to each such customer during each of such periods.

4.26.2. Schedule 4.26 sets forth a true and correct list of (a) the ten largest suppliers of Entevo in terms of purchases during the fiscal year ended December 31, 1998, and (b) the ten largest suppliers of Entevo in terms of purchases during the period from January 1, 1999 through the date of the Latest Balance Sheet, showing the approximate total purchases from each such supplier during such respective periods.

4.26.3. To the knowledge of Entevo and the Representing Stockholders, except to the extent set forth in Schedule 4.26, there has not been any material adverse change in the business relationship of Entevo with any customer or supplier so named in Schedule 4.26.

4.27. TAX MATTERS.

4.27.1. Other than in the Ordinary Course of Business, Entevo did not and will not make any transfer of any of the Assets in contemplation of the Merger or during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with BindView regarding the Merger (or any other form of disposition of the Assets or capital stock of Entevo, other than in the Ordinary Course of Business). For the purposes of this Section 4.27.1, a transfer of Assets includes any distribution of Assets with respect to capital stock or in redemption of capital stock.

4.27.2. At the Effective Time, Entevo will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Entevo immediately prior to the Merger.

4.28. SECURITIES LAW MATTERS.

4.28.1. The representations and warranties of each Stockholder made to BindView in documents delivered as of the date hereof are incorporated herein as representations of Entevo.

4.29. RELATIONSHIPS WITH RELATED PERSONS.

4.29.1. Neither the Representing Stockholders nor any Related Person of Entevo or any of the Representing Stockholders has, or since January 1, 1998 has had, any interest in any Facilities or Assets used in or pertaining to Entevo's business.

4.29.2. Except as set forth on Schedule 4.29.2, neither the Representing Stockholders nor any Related Person of Entevo or any of the Representing Stockholders is, or since January 1, 1998 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (a) had business dealings or a material financial interest in any transaction with Entevo other than business dealings or



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                                       40           BVEW/ENTEVO MERGER AGREEMENT
         transactions with investment entities with which directors of Entevo are affiliated or business dealings or transactions conducted in the Ordinary Course of Business with Entevo at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Entevo with respect to any line of the products or services of Entevo in any market presently served by Entevo, except for ownership of less than one percent of the outstanding capital stock of any such Person that is publicly traded on any national securities exchange quoted on any national automated quotation system or traded in the over-the-counter market.

4.29.3. Except as set forth in Schedule 4.29, neither the Representing Stockholders nor any Related Person of Entevo or any of the Representing Stockholders is a party to any material Contract with, or has any claim or right against, Entevo.

         ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF BINDVIEW AND BAC

BindView and BAC each represents and warrants to Entevo and the Representing Stockholders as follows:

5.1. ORGANIZATION AND GOOD STANDING.

BindView is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. BAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of BindView and BAC has full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

5.2. AUTHORITY; NO CONFLICT.

5.2.1. This Agreement constitutes the legal, valid and binding obligation of BindView and BAC, enforceable against BindView and BAC in accordance with its terms. Upon the execution and delivery by BindView and BAC of the Indemnity Escrow Agreement and the Registration Rights Agreement (collectively, the "BindView Closing Documents"), the BindView Closing Documents will constitute the legal, valid and binding obligations of BindView and BAC, enforceable against BindView and BAC in accordance with their respective terms. BindView and BAC have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the BindView Closing Documents and to perform their obligations under this Agreement and the BindView Closing Documents.

5.2.2. Except as set forth in Schedule 5.2, neither the execution and delivery of this Agreement or the BindView Closing Documents by BindView or BAC nor the consummation or performance of any of the Contemplated Transactions by BindView or BAC will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

         (a)      any provision of BindView's or BAC's Organizational Documents;



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                                       41           BVEW/ENTEVO MERGER AGREEMENT

         (b) any resolution adopted by the board of directors or the stockholders of BindView or BAC;

         (c) any Legal Requirement or Order to which BindView or BAC may be subject; or

         (d) any Contract to which BindView or BAC is a party or by which BindView or BAC may be bound.

5.2.3. Except as set forth in Schedule 5.2, BindView and BAC are not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

5.3. CERTAIN PROCEEDINGS.

There is no pending Proceeding that has been commenced against BindView or BAC and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions. To BindView's and BAC's Knowledge, no such Proceeding has been Threatened.

5.4. BROKERS OR FINDERS.

Except for Merrill Lynch & Co., the fees and expenses of which will be paid by BindView, BindView and BAC and each of their officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

5.5. BINDVIEW CAPITALIZATION.

5.5.1. As of the date of this Agreement, the authorized capital stock of BindView consists of 100,000,000 shares of BindView Stock, of which
         23.35 million shares were outstanding as of the close of business on December 31, 1999, and 20,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are outstanding. All of the outstanding shares of BindView Stock have been duly authorized and are validly issued, fully paid and nonassessable. BindView has no common stock or preferred stock reserved for issuance, except that, as of December 31, 1999, there were an aggregate of less than 10 million shares of BindView Stock reserved for issuance pursuant to BindView's stock option and incentive plans and a stand-alone warrant. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of BindView or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of BindView or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. BindView does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of BindView on any matter.



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                                       42           BVEW/ENTEVO MERGER AGREEMENT

5.5.2. Before the Closing, BindView will have taken all necessary action to permit it to issue the number of shares of BindView Stock to be issued as Consideration pursuant to Section 2.3. The Consideration, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of BindView will have any preemptive right of subscription or purchase in respect thereof.

5.6. BAC CAPITALIZATION.

The authorized capital stock of BAC consists of 1,000 shares of BAC Stock, of which 1,000 shares were outstanding as of the close of business on the date of this Agreement. All of the outstanding shares of BAC Stock have been duly authorized and are validly issued, fully paid and nonassessable. BAC has no BAC Stock reserved for issuance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of BAC or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of BAC or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. BAC does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of BAC on any matter.

5.7. BINDVIEW SEC REPORTS.

BindView has delivered to Entevo (1) BindView's Annual Report on Form 10-K for the year ended December 31, 1998 and (2) BindView's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, filed with the SEC under the Exchange Act (collectively, the "BindView SEC Reports"). As of their respective dates, the BindView SEC Reports did not, and any BindView SEC Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the BindView SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of BindView and its Subsidiaries as of its date and each of the consolidated statements of income and of cash flow included in the BindView SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in cash flow, as the case may be, of BindView and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

5.8. LITIGATION.

There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which BindView has received any notice of assertion against BindView which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions



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                                       43           BVEW/ENTEVO MERGER AGREEMENT
contemplated in this Agreement or which would reasonably be expected to have a Material Adverse Effect upon BindView.

5.9. NO MATERIAL ADVERSE CHANGE.

Since September 30, 1999, BindView has conducted its business in the ordinary course and there has not occurred: (1) any change in the results of operations, properties or financial condition of BindView that would result in a Material Adverse Effect on BindView; (2) any amendment or change to the Articles of Incorporation or Bylaws of BindView; or (3) any damage to, destruction or loss of any assets of BindView, (whether or not covered by insurance) that would result in a Material Adverse Effect on BindView.

5.10. TAX MATTERS

BindView has no plan or intention of entering into any transaction following the Merger that would prevent Entevo from holding at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Entevo immediately prior to the Merger.

5.11. POOLING

To the Knowledge of BindView, BindView is eligible to use "pooling of interests" accounting treatment for the Merger.

        ARTICLE 6. COVENANTS OF ENTEVO AND THE REPRESENTING STOCKHOLDERS

6.1. OPERATION OF THE BUSINESSES OF ENTEVO.

Between the date of this Agreement and the Closing Date, Entevo will, and the Representing Stockholders will cause Entevo to:

6.1.1. conduct the business of Entevo only in the Ordinary Course of Business, consistent with past practices;

6.1.2. use its Best Efforts to preserve intact the current business organization of Entevo, keep available the services of the current officers, employees and agents of Entevo and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with Entevo;

6.1.3. confer with BindView concerning operational matters of a material nature; and

6.1.4. otherwise report periodically to BindView regarding the status of the business, operations and finances of Entevo.



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                                       44           BVEW/ENTEVO MERGER AGREEMENT

6.2. NEGATIVE COVENANTS.

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Entevo will not without the prior consent of BindView,

6.2.1. take any action that would jeopardize treatment of the Contemplated Transactions as a "pooling of interests" for accounting purposes;

6.2.2. take any affirmative action, or fail to take any reasonable action within its or their control, as a result of which any of the changes or events listed in Section 4.15 is likely to occur;

6.2.3. pay, make or declare any distribution or dividend, including any special or regular bonuses (other than those regular bonuses paid in the Ordinary Course of Business and described on Schedule 6.2.3, which may be paid only with BindView's prior consent, which consent may not be withheld unless BindView receives written advice from its independent accountants that such payment would violate Section 6.2.1) that would otherwise be payable to the Securityholders during such time period, to the Securityholders;

6.2.4. issue any additional equity interests in Entevo (including any Entevo Stock or Entevo Options), other than the issuance of Entevo Stock pursuant to validly exercised Entevo Options outstanding on the date hereof and reflected in the Schedules hereto;

6.2.5. prepay or amend the provisions of any term indebtedness for borrowed money of Entevo existing as of the date hereof; or

6.2.6.   take any action that is not in the Ordinary Course of Business.

6.3. REQUIRED APPROVALS.

As promptly as practicable after the date of this Agreement, Entevo will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions, including filings under the Hart-Scott Rodino Antitrust Improvements Act of 1976. Between the date of this Agreement and the Closing Date, Entevo will, and the Representing Stockholders will cause Entevo to, (1) cooperate with BindView with respect to all filings that BindView elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and (2) cooperate with BindView in obtaining all consents identified in Schedule 4.2.

6.4. NOTIFICATION.

Between the date of this Agreement and the Closing Date, Entevo and each Representing Stockholder will promptly notify BindView in writing if Entevo or such Representing Stockholder becomes aware of any fact or condition that causes or constitutes a Breach of any of Entevo's or the Representing Stockholders' representations and warranties as of the date of this Agreement, or if Entevo or such Representing Stockholder becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly



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                                       45           BVEW/ENTEVO MERGER AGREEMENT
contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty, had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Entevo and each Representing Stockholder will promptly notify BindView of the occurrence of any Breach of any covenant of Entevo or the Representing Stockholders in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in Article 9 impossible or unlikely.

6.5. [RESERVED]

6.6. NO NEGOTIATION.

It being understood that holders of Entevo Stock representing sufficient voting power to approve the Merger in accordance with the GCLD have irrevocably adopted this Agreement and approved the Merger, until such time, if any, as this Agreement is terminated pursuant to Article 10, Entevo will not, and will cause each of its Representatives not to, and the Representing Stockholders will not, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with or provide any non-public information to, any Person (other than BindView and BAC) relating to any transaction involving the sale of Entevo Stock or the business or Assets (other than the sale of Assets and inventory in the Ordinary Course of Business and the sale or issuance of Entevo Stock pursuant to the exercise of options, warrants or any other rights to acquire Entevo Stock outstanding on the date hereof and reflected in the Schedules hereto) of Entevo, or any merger, consolidation, business combination or similar transaction involving Entevo.

6.7. BEST EFFORTS.

Between the date of this Agreement and the Closing Date, Entevo and the Representing Stockholders will use their Best Efforts to cause the conditions in Articles 8 and 9 to be satisfied.

6.8. TRANSACTION EXPENSES.

Entevo shall not incur Transaction Expenses in excess of the amount indicated on
Schedule 6.8 (such amount being the "Estimated Transaction Expenses").

                    ARTICLE 7. COVENANTS OF BINDVIEW AND BAC

7.1. POOLING TREATMENT.

Neither BindView nor BAC will take any action that would jeopardize treatment of the Contemplated Transactions as a "pooling of interests" for accounting purposes

7.2. REQUIRED APPROVALS.

As promptly as practicable after the date of this Agreement, BindView and BAC will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions, including, if applicable, filings under the Hart-Scott Rodino Antitrust Improvements Act of 1976. Between the date of this Agreement and the Closing Date, BindView and BAC will, and will cause each Related Person to, (1)



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                                       46           BVEW/ENTEVO MERGER AGREEMENT
cooperate with Entevo and the Stockholders with respect to all filings that Entevo and the Stockholders are required by Legal Requirements to make in connection with the Contemplated Transactions and (2) cooperate with Entevo and the Stockholders in obtaining all consents identified in Schedule 4.2.

7.3. NOTIFICATION.

Between the date of this Agreement and the Closing Date, BindView and BAC will promptly notify Entevo in writing if BindView and BAC become aware of any fact or condition that causes or constitutes a Breach of any of BindView's and BAC's representations and warranties as of the date of this Agreement, or if BindView and BAC become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty, had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, BindView and BAC will promptly notify Entevo of the occurrence of any Breach of any covenant of BindView and BAC become in this Article 7 or of the occurrence of any event that may make the satisfaction of the conditions in Article 8 impossible or unlikely.

7.4. BEST EFFORTS.

Between the date of this Agreement and the Closing Date, BindView and BAC will use their Best Efforts to cause the conditions in Articles 8 and 9 to be satisfied.

7.5. STOCK EXCHANGE LISTING.

BindView shall use its Best Efforts to list on the Nasdaq Stock Market the shares of BindView Stock to be issued in connection with the Merger and upon exercise of Substitute Options.

7.6. ENTEVO OPTIONS; ENTEVO WARRANTS.

         (a) Concurrent with the Effective Time, Entevo each Entevo Option outstanding on the date hereof and identified in the Schedules hereto that has been issued pursuant to Entevo's 1997 Stock Plan and Entevo's 1998 Indian Stock Option Plan in effect on the date hereof (the "Stock Plans") shall be assumed by BindView and become and represent an option (a "Substitute Option") issued under an appropriate BindView stock option plan, to purchase the number of shares of BindView Stock (decreased to the nearest full share) determined by multiplying (i) the number of shares of Entevo Stock subject to such Entevo Option immediately prior to the Effective Time by (ii) the Common Stock Exchange Ratio, which Entevo Options shall have an exercise price per share of BindView Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share of Entevo Stock immediately prior to the Effective Time divided by the Common Stock Exchange Ratio. After the Effective Time, except as provided herein, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable under the related Entevo Option immediately prior to the Effective Time. Entevo agrees that it will not grant any stock appreciation rights or limited stock appreciation rights and will not permit cash



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                                       47           BVEW/ENTEVO MERGER AGREEMENT
                  payments to holders of Entevo Options in lieu of the substitution therefor of Substitute Options.

         (b) The adjustments provided herein with respect to any Entevo Options that are "Incentive Stock Options" as defined in
                  Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

         (c) As soon as practicable after the Effective Time, BindView shall deliver to the holders of Entevo Options appropriate notices setting forth such holders' rights pursuant to the Stock Plans and the agreements evidencing the grants of such Entevo Options and that such Entevo Options and agreements shall be assumed by BindView and shall continue in effect on the same terms and conditions (subject to the adjustment set forth in this Section 7.6).

         (d) As soon as practicable after the Effective Time, BindView shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares subject to the Substitute Options. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained in accordance with the relevant requirements of the Securities Act and the Exchange Act) at least for so long as any Substitute Options remain outstanding.

         (e) Concurrent with the Effective Time, each Entevo Option outstanding on the date hereof and identified in the Schedules hereto that was not issued pursuant to a Stock Plan (each, an "Entevo Warrant"), without any action on the part of the holder, shall be deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Entevo Warrant, a number of shares of BindView Stock equivalent to (1) the number of shares that could have been purchased immediately prior to the Effective Time under such Entevo Warrant multiplied by (2) the Common Stock Exchange Ratio (rounded down to the nearest whole number), at a price per share of BindView Stock (rounded up to the nearest tenth of a cent) equal to the exercise price per share pursuant to such Entevo Warrant immediately prior to the Effective Time divided by the Common Stock Exchange Ratio. At or prior to the Effective Time, Entevo shall make all necessary arrangements with respect to the Entevo Warrants to permit the assumption of the unexercised Entevo Warrants by BindView pursuant to this Section 7.6(e).

7.7. NONTAXABLE REORGANIZATION.

BindView intends for the Merger to qualify as a reorganization under Section 368(a) of the IRC; BindView and its affiliates shall use commercially reasonable efforts to cause the Merger to so qualify; BindView and its affiliates will take the position for all purposes that the Merger so qualifies; and BindView and its affiliates shall not take any action other than the consummation of the transactions contemplated herein that would cause the Merger (i) not to so qualify or (ii) to become taxable to any of the Stockholders immediately prior to the Closing Date.



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                                       48           BVEW/ENTEVO MERGER AGREEMENT

7.8. INDEMNIFICATION OF ENTEVO OFFICERS AND DIRECTOR; INSURANCE

BindView agrees for a period of six years following the Closing Date, to fulfill and honor in all respects any obligations of Entevo to indemnify each person who is or was a director or officer of Entevo pursuant to any indemnification provisions of Entevo's Certificate of Incorporation or By-Laws as each is in effect on December 31, 1999; provided that nothing in this section shall prevent BindView from effecting any merger, reorganization or consolidation of Entevo. This Section 7.10 is intended to be for the benefit of, and shall be enforceable by, the indemnified parties referred to herein, their heirs and personal representatives and shall be binding on BindView and its successors and assigns.

        ARTICLE 8. CONDITIONS PRECEDENT TO ENTEVO'S OBLIGATION TO CLOSE

Entevo's obligation to consummate the Contemplated Transactions is subject to the satisfaction, at or before Closing, of each of the following conditions, any of which may be waived by Entevo, in whole or in part; provided, however, that Entevo's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant contained herein, whether or not known to Entevo or existing on the Closing Date.

8.1. ACCURACY OF REPRESENTATIONS.

All of BindView's and BAC's representations and warranties in this Agreement (considered collectively) shall have been accurate in all material respects as of the date of this Agreement, and will be accurate in all material respects as of the Closing Date as if made on the Closing Date, without regard to materiality qualifications contained in any such representation or warranty. For purposes of determining whether a breach of a representation or warranty has occurred, and determining the amount of damage suffered by a Stockholder as a result thereof for purposes of Section 11.3 hereof, the materiality limitation set forth in the certificates delivered by BindView and the BAC at the Closing shall be disregarded and BindView and BAC shall be deemed to have made the representations and warranties set forth in Article 5 on the Closing Date as if they were made on such date.

8.2. BINDVIEW'S AND THE BAC'S PERFORMANCE.

All of the covenants and obligations that BindView and BAC are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), have been duly performed and complied with in all material respects.

8.3. CONSENTS.

Each of the Consents identified in Schedule 5.2 shall have been obtained and shall be in full force and effect.

8.4. NO PROCEEDINGS.

Since the date of this Agreement, there has not been commenced or Threatened against Entevo or any Stockholder, or against any Person affiliated with Entevo or any Stockholder, any



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                                       49           BVEW/ENTEVO MERGER AGREEMENT

Proceeding (1) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions or (2) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

8.5. CLOSING CERTIFICATE.

BindView and BAC shall have executed and delivered to Entevo and the Stockholders' Representative a certificate, dated the Closing Date, as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 and, to the Knowledge of each Person signing the certificate, the satisfaction of the conditions set forth in Section 8.3.

8.6. INDEMNITY ESCROW AGREEMENT.

Entevo and the Stockholders' Representative shall have received a copy of the Indemnity Escrow Agreement, duly executed by the Indemnity Escrow Agent and BindView.

8.7. REGISTRATION RIGHTS AGREEMENT.

Entevo and the Stockholders' Representative shall have received a copy of the Registration Rights Agreement in substantially the form attached as Exhibit D, duly executed by BindView.

8.8. OPINION OF COUNSEL.

Entevo and the Stockholders' Representative shall have received an opinion of Fulbright & Jaworski L.L.P., counsel to BindView and BAC, dated the Closing Date, as to the matters set forth on Exhibit E.

8.9. TAX OPINION.

Entevo shall have received the opinion of Hogan & Hartson L.L.P., counsel to Entevo, dated the Closing Date, to the effect that the Merger is a "reorganization" under Section 368(a) of the IRC. In rendering such opinion, Hogan & Hartson shall require delivery of and rely upon the representations letter delivered by BindView and Entevo in customary form.

8.10. NO MATERIAL ADVERSE CHANGE.

Since the date of this Agreement, there shall not have been any change in the business, operations, properties, prospects, Assets or condition of BindView and BAC that could reasonably be expected to result in a Material Adverse Effect to BindView and BAC, and no event has occurred or circumstances exists that could reasonably be expected to result in a Material Adverse Effect to BindView and BAC.

  ARTICLE 9. CONDITIONS PRECEDENT TO BINDVIEW'S AND BAC'S OBLIGATION TO CLOSE

BindView's and BAC's obligation to consummate the Contemplated Transactions is subject to the satisfaction, at or before Closing, of each of the following conditions, any of which may be waived by BindView and BAC, in whole or in part; provided, however, that BindView's and



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                                       50           BVEW/ENTEVO MERGER AGREEMENT

BAC's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant contained herein, whether or not known to BindView or BAC or existing on the Closing Date.

9.1. ACCURACY OF REPRESENTATIONS.

All of Entevo's and the Representing Stockholders' representations and warranties in this Agreement (considered collectively) shall have been accurate in all material respects as of the date of this Agreement, and will be accurate in all material respects as of the Closing Date as if made on the Closing Date, without regard to materiality qualifications contained in any such representation or warranty. For purposes of determining whether a breach of a representation or warranty has occurred, and determining the amount of damage suffered by an Indemnified Person as a result thereof for purposes of Section
11.2 hereof, the materiality limitation set forth in the certificates delivered by Entevo and the Representing Stockholders at the Closing shall be disregarded and Entevo and the Representing Stockholders shall be deemed to have made the representations and warranties set forth in Article 4 on the Closing Date as if they were made on such date.

9.2. ENTEVO'S AND THE REPRESENTING STOCKHOLDERS' PERFORMANCE.

All of the covenants and obligations that Entevo and the Representing Stockholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), have been duly performed and complied with in all material respects.

9.3. CONSENTS.

Each of the Consents identified in Schedule 4.2 shall have been obtained and shall be in full force and effect.

9.4. NO PROCEEDINGS.

Since the date of this Agreement, there has not been commenced or Threatened against BindView or BAC, or against any Person affiliated with BindView or BAC, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

9.5. NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS.

There has not been made or Threatened by any Person not a Securityholder any claim asserting that such Person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity or ownership interest in, Entevo or (ii) is entitled to all or any portion of the Consideration payable for Entevo Stock.



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                                       51           BVEW/ENTEVO MERGER AGREEMENT

9.6. NO MATERIAL ADVERSE CHANGE.

Since the date of the Latest Balance Sheet, except as expressly stated in the Schedules, there shall not have been any change in the business, operations, properties, prospects, Assets or condition of Entevo and its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect to Entevo and its Subsidiaries, taken as a whole, and no event shall have occurred or circumstance exist that could reasonably be expected to result in a Material Adverse Effect to Entevo and its Subsidiaries, taken as a whole.

9.7. CLOSING CERTIFICATE.

Entevo shall have executed and delivered to BindView and BAC a certificate, dated the Closing Date, as to the satisfaction of the conditions set forth in Sections 9.1 and 9.2 and, to the Knowledge of the Person signing the certificate, the satisfaction of the conditions set forth in Sections 9.5, 9.6 and 9.7.

9.8. POOLING MATTERS.

BindView shall have received a written opinion of PricewaterhouseCoopers L.L.P. that, in accordance with generally accepted accounting principles and applicable rules and regulations of the SEC, each of BindView and Entevo is a poolable entity and the Merger pursuant to this Agreement will be treated as a "pooling of interests" for accounting purposes.

9.9. INDEMNITY ESCROW AGREEMENT.

BindView and BAC shall have received a copy of the Indemnity Escrow Agreement, duly executed by the Indemnity Escrow Agent, Entevo and the Stockholders' Representative.

9.10. [RESERVED].

9.11. OPINIONS OF COUNSEL.

BindView and BAC shall have received an opinion of Hogan & Hartson L.L.P., counsel to Entevo, dated the Closing Date, as to the matters set forth on Exhibit F.

9.12. TAX OPINION.

BindView shall have received the opinion of Fulbright & Jaworski L.L.P., counsel to BindView, dated the Closing Date, to the effect that the Merger is a "reorganization" under Section 368(a) of the IRC. In rendering such opinion, Fulbright & Jaworski shall require delivery of and rely upon the representations letter delivered by BindView and Entevo in customary form.

9.13. NONCOMPETE AGREEMENTS.

BindView shall have received duly executed noncompete agreements in the form attached as Exhibit H from each of the Representing Stockholders.



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                                       52           BVEW/ENTEVO MERGER AGREEMENT

                            ARTICLE 10. TERMINATION

10.1. TERMINATION EVENTS.

This Agreement may, by notice given prior to or at the Closing, be terminated:

10.1.1. by either BindView or Entevo if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived and is not reasonably capable of being cured prior to Closing;

10.1.2. (a) by BindView or BAC if any of the conditions in Article 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of BindView or BAC to comply with any of its obligations under this Agreement) and BindView or BAC has not waived such condition on or before the Closing Date; or (b) by Entevo if any of the conditions in
         Article 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Entevo to comply with any of its obligations under this Agreement) and Entevo has not waived such condition on or before the Closing Date;

10.1.3.  by mutual consent of BindView and Entevo; or

10.1.4. by BindView or Entevo if (a) the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 15, 2000, or such later date as the parties may agree upon in writing or (b) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

10.2. EFFECT OF TERMINATION.

10.2.1.  Subject to Section 10.2.2, each party's right of termination under
         Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
         12.1 and 12.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. In addition, upon such a termination as provided for in this Section 10, each of Entevo, BindView and BAC shall return any and all information, documents and data obtained in connection with this transaction to the owner of such information, documents and data within the five business days following such confirmed termination.

10.2.2. If BindView or BAC terminates this Agreement pursuant to Section 10.1.2(a) following a Breach by Entevo of Section 6.2.1, and if, within six months of such termination, Entevo



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                                       53           BVEW/ENTEVO MERGER AGREEMENT
         or any of the Stockholders enter into an agreement or letter of intent contemplating an Acquisition Transaction, Entevo will pay BindView, upon consummation of such transaction, an amount equal to 9.9% of the total consideration to be received by Entevo or the Stockholders, as applicable, from the Acquisition Transaction. For purposes of this clause, the term "Acquisition Transaction" means, whether effected in one transaction or a series of transactions, (x) any merger, consolidation, reorganization or other business combination pursuant to which the business of Entevo and its Subsidiaries is combined with that of any other Person, (y) the acquisition, directly or indirectly, by any other Person by way of a tender or exchange offer, negotiated purchase or other means of 50% or more of the then-outstanding Entevo Stock or (z) the acquisition, directly or indirectly, by any other Person of 50% or more of the assets of, or of any right to 50% or more of the revenues or income of, Entevo and its Subsidiaries by way of a negotiated purchase, lease, license, exchange, joint venture or other means.

                     ARTICLE 11. INDEMNIFICATION; REMEDIES

11.1. SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE.

All representations, warranties, covenants and obligations in this Agreement, the Schedules, the supplements, the closing certificates delivered pursuant to Sections 8.5 and 9.8 and any other certificates or document delivered pursuant to this Agreement will survive the Closing for the periods set for in Section
11.4. The right of any party to indemnification, payment of Damages or any other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time by that party, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

11.2. INDEMNIFICATION AND PAYMENT OF DAMAGES BY THE STOCKHOLDERS.

Subject to the limitations set forth in this Article 11, the Stockholders (other than any Dissenting Shareholders), jointly and severally, will indemnify and hold harmless BindView and BAC, and their respective Representatives, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

11.2.1. any Breach of any representation or warranty made by Entevo or the Stockholders (other than any Dissenting Shareholders) in this Agreement, the Letters of Transmittal or any other certificate or document delivered by Entevo or by the Stockholders, either individually or by the Stockholders' Representative, pursuant to this Agreement;

11.2.2. any Breach of any representation or warranty made by Entevo or the Stockholders in this Agreement or the Letters of Transmittal as if such representation or warranty were made on and as of the Closing Date;



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                                       54           BVEW/ENTEVO MERGER AGREEMENT

11.2.3. any Breach by Entevo or the Representing Stockholders of any covenant or obligation of Entevo or the Representing Stockholders in this Agreement.

11.3. INDEMNIFICATION AND PAYMENT OF DAMAGES BY BINDVIEW AND BAC.

BindView and BAC will indemnify and hold harmless the Stockholders, and will pay to the Stockholders the amount of any Damages arising, directly or indirectly, from or in connection with:

11.3.1. any Breach of any representation or warranty made by BindView or BAC in this Agreement or in any certificate delivered by BindView or BAC pursuant to this Agreement, or

11.3.2. any Breach by BindView or BAC of any covenant or obligation of BindView or BAC in this Agreement.

11.4. TIME LIMITATIONS.

11.4.1. Except as provided below, if the Closing occurs, the Stockholders will have no liability (for indemnification or otherwise) to BindView hereunder, unless on or before the first anniversary of the Closing Date BindView or BAC notifies the Stockholders' Representative of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by BindView or BAC.

11.4.2. If the Closing occurs, BindView and BAC will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the first anniversary of the Closing Date the Stockholders' Representative notifies BindView of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Stockholders' Representative.

11.4.3.  The limitations of Sections 11.4.1 and 11.4.2 will not apply to

         (a)      any intentional Breach of any covenant or obligation, or

         (b)      Damages relating to actual fraud, or

         (c) any Damages for undisclosed and unpaid Taxes of Entevo for any period ending on or before the Effective Time incurred other than in the Ordinary Course of Business or Damages or arising from any Breach of Section 4.10, 4.12, or 4.27, in each case where BindView makes a Claim therefor on or before the expiration of the statute of limitations with respect to such matter, or

         (d) any Damages arising from a Breach of Section 4.3, 6.2.1 or 6.8; or

         (e) any Damages arising from a Breach of Section 4.21.3, 4.21.6, or 4.21.7.



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                                       55           BVEW/ENTEVO MERGER AGREEMENT

11.4.4. The Stockholders will have no liability (for indemnification or otherwise) to BindView hereunder for any Damages arising from a Breach of Section 4.21.3, 4.21.6, or 4.21.7 unless on or before the third anniversary of the Closing Date BindView or BAC notifies the Stockholders' Representative of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by BindView or BAC.

11.5. LIMITATIONS ON AMOUNT - THE STOCKHOLDERS.

11.5.1. Except as provided below, the Stockholders will have no liability (for indemnification or otherwise) to BindView hereunder, unless and until the total of all Damages with respect to such matters exceeds $250,000 (the "Basket"), and then such liability shall include those Damages comprising the Basket amount.

11.5.2. Except as provided below, the maximum amount of Damages that may be recovered from the Stockholders and the source of recovery shall be limited to the Indemnity Escrow Account pursuant to the Indemnity Escrow Agreement.

11.5.3. The limitations of this Section 11.5 will not apply to damages relating to any intentional Breach of any covenant or obligation or actual fraud.

11.5.4. The limitations of Section 11.5.1 and, with respect to the Representing Stockholders (who shall not be liable in excess of the amount of Consideration they receive in the Merger), Section 11.5.2 shall not apply to

         (a) any Damages for undisclosed and unpaid Taxes of Entevo for any period ending on or before the Effective Time incurred other than in the Ordinary Course of Business or Damages or arising from any Breach of Section 4.10, 4.12, or 4.27, in each case where BindView makes a Claim therefor on or before the expiration of the statute of limitations with respect to such matter and in each case in excess of specific accruals therefor on the Latest Balance Sheet, or

         (b) any Damages arising from a Breach of Section 4.3, 4.21.3, 4.21.6, 4.21.7, 6.2.1 or 6.8;

         provided, in the case of this Section 11.5.4, that the Indemnity Escrow Account has first been exhausted.

11.6. LIMITATIONS ON AMOUNT - BINDVIEW AND BAC.

11.6.1. BindView and BAC will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.3 until the total of all Damages with respect to such matters exceeds an amount equal to the Basket, and then such liability shall include those Damages comprising the Basket amount.

11.6.2. The maximum amount of Damages for all matters that may be recovered from BindView and BAC under this Agreement shall be an amount equal to the market value at the Effective Time of the assets in the Escrow Account at the Effective Time.



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                                       56           BVEW/ENTEVO MERGER AGREEMENT

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11.6.3.  The limitations of this Section 11.6 will not apply to any intentional
         Breach by BindView or BAC of any covenant or obligation or to Damages relating to actual fraud.

11.7. INDEMNITY ESCROW.

Upon notice to the Stockholders' Representative specifying in reasonable detail the basis for a Claim, BindView or BAC may give notice of a Claim under the Indemnity Escrow Agreement.

11.8. PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

11.8.1.  Promptly after receipt by an indemnified party under Section 11.2 or
         11.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

11.8.2. If any Proceeding referred to in Section 11.8.1 is brought against an indemnified party, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (a) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate or (b) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (x) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, (y) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (1) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party and (2) the sole relief provided is monetary damages that are paid in full by the indemnifying party and (z) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.



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                                       57           BVEW/ENTEVO MERGER AGREEMENT

11.8.3. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

11.9. PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS.

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11.10. SPECIAL PROCEDURE WITH RESPECT TO CERTAIN CLAIMS.

BindView agrees that, with respect to any Claim for a Breach of Section 4.8.2, BindView may assert such Claim and, if the Stockholders' Representative executes Joint Written Instructions (as defined in the Indemnity Escrow Agreement) to such effect, BindView will not collect Escrow Shares from the Indemnity Escrow Account with respect to such Claim before eleven months after the Effective Time, and at such time any such Claim shall be reduced by any amount collected by Entevo with resect to the account underlying such Claim.

                         ARTICLE 12. GENERAL PROVISIONS

12.1. EXPENSES.

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. It is understood that if the Transaction Expenses exceed the Estimated Transaction Expenses, BindView will be entitled to indemnification for the excess, which indemnification shall come from the Indemnity Escrow Account without regard to any basket.

12.2. PUBLIC ANNOUNCEMENTS.

Unless required by a Legal Requirement, until the Closing Entevo and the Representing Stockholders will not, and will not permit their respective Related Persons to, make any disclosure regarding this Agreement to any Person other than their Representatives without BindView's prior written consent. If any such person is required by Legal Requirements to make any such disclosure, such person must first provide to BindView a copy of such proposed disclosure, a description of the Legal Requirement requiring such disclosure and the time and place at which such disclosure will be made. Entevo and the Representing Stockholders will consult with BindView concerning the means by which Entevo's employees, customers and suppliers and others having dealings with Entevo will be informed of the Contemplated Transactions, and BindView and BAC will have the right to be present for any such communication.



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                                       58           BVEW/ENTEVO MERGER AGREEMENT

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12.3. CONFIDENTIALITY.

12.3.1. Between the date of this Agreement and the Closing Date (or, if applicable, the date of termination of this Agreement pursuant to
         Article 10), BindView, BAC, Entevo and the Representing Stockholders will maintain in confidence, and will cause the directors, officers, employees, agents, advisors and Representatives of BindView, BAC and Entevo to maintain in confidence, and not use to the detriment of another party hereto any written, oral or other information obtained in confidence from such other party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with any Legal Requirement or legal proceeding.

12.3.2. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

12.3.3. The provisions of this Section 12.3 are in addition to and cumulative of the terms and conditions contained in (a) that certain Nondisclosure Agreement dated November 29, 1999, by and between Entevo and BindView. In the event of any conflict between the terms of this Section 12.3 and that letter, the terms of that letter will supersede the conflicting terms of this Section 12.3.

12.4. NOTICES.

All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier or electronic mail, in either case, with written confirmation of receipt or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                    BindView:

                    BindView Development Corporation
                    5151 San Felipe, 22nd Floor
                    Houston, Texas 77056
                    Attention: D.C. Toedt, Vice President and General Counsel Facsimile No.: (713) 561-1001
                    E-mail: dtoedt@bindview.com



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                                       59           BVEW/ENTEVO MERGER AGREEMENT
                                    with a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    1301 McKinney, Suite 5100
                                    Houston, Texas 77010
                                    Attention: Robert F. Gray, Jr.
                                    Facsimile No.: (713) 651-5246
                                    E-mail: rgray@fulbright.com

                                    Stockholders' Representative:
                                    A.G.W. Biddle III
                                    1750 Tyson's Blvd, Suite 1190
                                    McLean, VA 22101
                                    Facsimile No.: (703) 847 3771

                                    with a copy to:

                                    Hogan & Hartson L.L.P.
                                    111 South Calvert Street
                                    Baltimore, Maryland 21202
                                    Attention: Michael J. Silver
                                    Facsimile No.: (410) 539-6981
                                    E-mail: mjsilver@hhlaw.com



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                                       60           BVEW/ENTEVO MERGER AGREEMENT

12.5. RESOLUTION OF DISPUTES.

12.5.1. Any dispute arising under or relating to this Agreement or an alleged breach thereof that BindView and the Shareholder Representative cannot resolve between themselves shall first be referred to non-binding mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association.

12.5.2. If such dispute is not resolved by mediation, it shall be referred to binding arbitration before a three-arbitrator panel in accordance with the Commercial Arbitration Rules of the American Arbitration Association. At least one arbitrator shall be an attorney with at least fifteen years of experience in the practice of law, and at least one arbitrator shall be a certified public accountant with at least fifteen years of experience as a CPA, and both the lawyer arbitrator and the CPA arbitrator shall have at least five years of experience in working with software companies. The seat of any such arbitration shall be in, and any arbitral proceedings shall be conducted in, New York, New York, unless the parties agree otherwise. The arbitrators are authorized and directed to take all reasonable measures to streamline, expedite, and reduce the cost of the arbitration proceedings, including without limitation any pre-hearing proceedings. The arbitration award shall be based strictly on this Agreement and on the application of the applicable law to the facts.

12.5.3. The arbitration award shall be enforceable in any court having jurisdiction; the parties agree that the state and federal courts in New York, New York, Houston, Texas, or Arlington, Virginia shall have jurisdiction to enforce such award.

12.6. FURTHER ASSURANCES.

The parties agree (1) to furnish upon request to each other such further information, (2) to execute and deliver to each other such other documents and
(3) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.7. WAIVER.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege except as otherwise provided by this Agreement. To the maximum extent permitted by applicable law, (1) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party,
(2) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (3) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.



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                                       61           BVEW/ENTEVO MERGER AGREEMENT

12.8. ENTIRE AGREEMENT AND MODIFICATION.

Except for that certain Nondisclosure Agreement dated November 29, 1999, and except as otherwise provided herein, this Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by BindView and Entevo.

12.9. SCHEDULES.

In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

12.10. ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS.

No party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that BindView or BAC may assign any of its rights under this Agreement to any Subsidiary of BindView or BAC. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Except for Sections 7.6 and 7.8, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. Except for Sections 7.6 and 7.8, this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.11. SEVERABILITY.

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The provisions of this Agreement were negotiated by the parties hereto and this Agreement shall be deemed to have been drafted by all the parties hereto.

12.12. SECTION HEADINGS, CONSTRUCTION.

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles", "Exhibits", "Schedules" or "Sections" refer to the corresponding annexes, articles, exhibits, schedules or sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" will be construed to be illustrative and will not be construed to be limiting or exclusive.



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                                       62           BVEW/ENTEVO MERGER AGREEMENT

12.13. TIME OF ESSENCE.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.14. GOVERNING LAW.

This Agreement will be governed by the laws of the State of Delaware applicable to contracts made and performed wholly within Delaware by residents of that state.

12.15. COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.





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                                       63           BVEW/ENTEVO MERGER AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.



                                    BINDVIEW DEVELOPMENT CORPORATION

                                    By   /s/ RICHARD P. GARDNER
                                      ------------------------------------------

                                    Name  Richard P. Gardner
                                        ----------------------------------------

                                    Title  President and Chief Executive Officer
                                         ---------------------------------------



                                    BRAVO ACQUISITION CORPORATION

                                    By   /s/ RICHARD P. GARDNER
                                      ------------------------------------------

                                    Name  Richard P. Gardner
                                        ----------------------------------------

                                    Title  President
                                         ---------------------------------------



                                    ENTEVO CORPORATION

                                    By  /s/  AMIR HUDDA
                                      ------------------------------------------

                                    Name  Amir Hudda
                                        ----------------------------------------

                                    Title  CEO
                                         ---------------------------------------



                                    REPRESENTING STOCKHOLDERS



                                      /s/  AMIR HUDDA
                                      ------------------------------------------



                                      /s/  PRASHANTH VISWANATH
                                      ------------------------------------------




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                                       64           BVEW/ENTEVO MERGER AGREEMENT